Exhibit 4.3

GUARANTEE AND COLLATERAL AGREEMENT

made by

DLI HOLDING II CORP.

and

DLI ACQUISITION CORP.

and

DEL LABORATORIES, INC.

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of January 27, 2005

6.8.	Deficiency	29

SECTION 7. THE ADMINISTRATIVE AGENT		29
7.1.	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	29
7.2.	Duty of Administrative Agent	31
7.3.	Financing Statements	31
7.4.	Authority, Immunities and Indemnities of Administrative Agent	31

SECTION 8. MISCELLANEOUS		31
8.1.	Amendments in Writing	31
8.2.	Notices	32
8.3.	No Waiver by Course of Conduct; Cumulative Remedies	32
8.4.	Enforcement Expenses; Indemnification	32
8.5.	Successors and Assigns	32
8.6.	Set-Off	32
8.7.	Counterparts	33
8.8.	Severability	33
8.9.	Section Headings	33
8.10.	Integration	33
8.11.	GOVERNING LAW	33
8.12.	Submission To Jurisdiction; Waivers	33
8.13.	Acknowledgements	34
8.14.	Additional Grantors	34
8.15.	Releases	34
8.16.	WAIVER OF JURY TRIAL	35
8.17.	Effectiveness of Obligations	35

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Jurisdictions of Organization and Chief Executive Offices
Schedule 4	Filings and Other Actions required for Perfection
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Commercial Tort Claims

ANNEXES

Annex I	Form of Assumption Agreement
Annex II	Form of Acknowledgement and Consent
Annex III	Form of Intellectual Property Security Agreement

GUARANTEE AND COLLATERAL AGREEMENT, dated as of January 27, 2005, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks, financial institutions and other entities (the “Lenders”) from time to time party as Lenders to the Credit Agreement, dated as of January 27, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DLI Holding II Corp., a Delaware corporation (“Holdings”), DLI Acquisition Corp., a Delaware corporation (as further defined in Section 1.1, the “Borrower”), the Lenders, J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., as joint lead arrangers and joint bookrunners (in such capacity, the “Lead Arrangers”), Bear Stearns Corporate Lending Inc., as syndication agent (in such capacity, the “Syndication Agent”), Deutsche Bank Securities Inc. as documentation agent and as co-agent (in such capacity, the “Documentation Agent”) and together with the Lead Arrangers, the “Arrangers”), and the Administrative Agent.

RECITALS

A. Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

B. Upon effectiveness of the Merger, the Borrower will be a member of an affiliated group of companies that includes each other Grantor;

C. The proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

D. The Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

E. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Agents and the Lenders, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof): Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Money, Negotiable Documents, Securities Accounts, Securities Entitlements, Supporting Obligations and Tangible Chattel Paper.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement.

“Borrower”: prior to the Merger, DLI Acquisition Corp., a Delaware corporation; and from and after the Merger, Del Laboratories, Inc., a Delaware corporation.

“Borrower Cash Management Arrangement Obligations”: all obligations and liabilities of the Borrower to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Cash Management Arrangement or any document made, delivered or given in connection therewith or pursuant thereto, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including interest accruing at the then applicable rate provided in the agreements governing such Specified Cash Management Arrangement after the maturity of the obligations thereof and interest accruing at the then applicable rate provided in the agreements governing any Specified Cash Management Arrangement after the commencement of any bankruptcy case or insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all reasonable fees and disbursements of counsel to the Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Specified Cash Management Arrangement).

“Borrower Credit Agreement Obligations”: the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower to any Agent, Lender or Indemnitee, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement or the other Loan Documents, any Letter of Credit or any other document made, delivered or given in connection therewith or pursuant thereto, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents after the commencement of any such case or proceeding, whether or not a claim for such obligations is allowed in such case or proceeding).

“Borrower Hedge Agreement Obligations”: all obligations and liabilities of the Borrower to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith or pursuant thereto, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including interest accruing at the then applicable rate provided in such Specified Hedge Agreement after the maturity of the obligations thereof and interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the commencement of any bankruptcy case or insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all reasonable fees and disbursements of counsel to the Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Specified Hedge Agreement).

“Borrower Obligations”: the Borrower Credit Agreement Obligations, Borrower Hedge Agreement Obligations, and Borrower Cash Management Arrangement Obligations.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Copyrights”: (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including each registration identified on Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Copyright Licenses”: with respect to any Grantor, all agreements (whether or not in writing) naming such Grantor as licensor or licensee (including those agreements listed in Schedule 6), granting any right under any Copyright, including the grant of rights to print, publish, copy, distribute, exploit and sell materials derived from any Copyright, subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Perfection Assets”: (i) any Vehicle individually having a value less than $100,000 individually or $1,000,000 in the aggregate for all Vehicles; (ii) any foreign Intellectual Property; (iii) Goods included in Collateral received by any Person for “sale or return within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person; and (vi) Money which has not been transferred to or deposited in the Collateral Proceeds Account (if any) or a Deposit Account in which the Administrative Agent maintains “control” as described in the New York UCC and which does not constitute identifiable proceeds of other Collateral and (v) other than any foreign Intellectual Property and any Pledged Stock, any Collateral the aggregate value of which shall not exceed at any time $500,000 and for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside the United States.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding, whether or not a claim for such obligations is allowed in such case or proceeding)

“Guarantors”: the collective reference to each Grantor other than the Borrower.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note in a principal amount in excess of $500,000, evidencing loans or other monetary obligations owing to any Grantor by any Group Member.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property purported to be pledged hereunder.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Ordinary Course Transferees”: (i) with respect to Goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (ii) with respect to General Intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Patents”: (i) all United States and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified on Schedule 6, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Patent License”: with respect to any Grantor, all agreements (whether or not in writing) providing for the grant by or to such Grantor of any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent (including those agreements listed on Schedule 6), subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Pledged Notes”: all Intercompany Notes at any time issued to any Grantor (including those listed on Schedule 2) and all other promissory notes in excess of $500,000 in principal amount at any time issued to or owned, held or acquired by any Grantor (including those listed on Schedule 2), except promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business.

“Pledged Stock”: all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person (including those listed on Schedule 2) at any time issued or granted to or owned, held or acquired by any Grantor; provided that in no event shall (i) more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be subject to the security interests granted hereby and (ii) any of the Capital Stock of (x) Pade Mexicana, S.A. de C.V. or (y) DLI (Proprietary) Ltd. be subject to the security interests granted hereby.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC, including, in any event, all dividends, returns of capital and other distributions from Investment Property and all collections thereon and payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts).

“Secured Parties”: the Agents, the Lenders and Indemnitees and, with respect to any Specified Hedge Agreement or Specified Cash Management Agreement, the Qualified Counterparty, party thereto and each of their respective successors and transferees.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all United States, state and foreign trademarks, service marks, trade names, domain names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, and all registrations of and applications to register the foregoing and any new renewals thereof, including each registration and application identified in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and dilutions thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements and dilutions thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Trademark License”: with respect to any Grantor, any agreement (whether or not in writing) providing for the grant by or to such Grantor of any right to use any Trademark (including those agreements listed on Schedule 6), subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Trade Secrets”: (i) all trade secrets and all confidential information, (ii) the right to sue or otherwise recover for any and all past, present and future misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future misappropriations thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Trade Secret License”: with respect to any Grantor, any agreement, whether written or oral, providing for the grant by or to such Grantor of any right to use any Trade Secret, including any of the foregoing agreements referred to in Schedule 6, subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“UETA”: the Uniform Electronic Transaction Act, as in effect in the applicable jurisdiction.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles, vessels and aircrafts covered by a certificate of title law of any jurisdiction and all appurtenances thereto.

1.2. Other Definitional Provisions.

(a) As used herein and in any certificate or other document made or delivered pursuant hereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

(b) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(e) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to any Obligation shall mean the payment in full of such Obligation in cash in immediately available funds.

SECTION 2. GUARANTEE

2.1. Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of each and all of the Borrower Obligations.

(b) Each Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future Borrower Obligations, including specifically all future increases in the outstanding amount of the Loans or Reimbursement Obligations and other future increases in the Borrower Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents on the date hereof; provided, that (i) enforcement of such guarantee against such Guarantor will be limited as necessary to limit the recovery under such guarantee to the maximum amount which may be recovered without causing such enforcement or recovery to constitute a fraudulent transfer or fraudulent conveyance under any applicable law, including any applicable federal or state fraudulent transfer or fraudulent conveyance law (giving effect, to the fullest extent permitted by law, to the reimbursement and contribution rights set forth in Section 2.2) and (ii) to the fullest extent permitted by applicable law, the foregoing clause (ii) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any equity interest in such Guarantor.

(c) The guarantee contained in this Section 2.1 (i) shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2.1 have been paid in full, no Letter of Credit is outstanding and all commitments to extend credit under the Loan Documents have terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations, (ii) unless released as provided in clause (iii) below, shall survive the repayment of the Loans and Reimbursement Obligations, the termination of commitments to extend credit under the Loan Documents, and the release of the Collateral and remain enforceable as to all Borrower Obligations that survive such repayment, termination and release and (iii) shall be released when and as set forth in Section 8.15(b).

(d) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder in respect of any other Borrower Obligations then outstanding or thereafter incurred.

2.2. Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Borrower Obligations by any Grantor or is received or collected on account of the Borrower Obligations from any Grantor or its property:

(a) If such payment is made by the Borrower or from its property, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

(b) If such payment is made by Holdings or from its property or if any payment is made by Holdings or from its property in satisfaction of the reimbursement right of any Subsidiary Guarantor set forth in Section 2.2(c), such payment shall constitute a contribution by Holdings to the common equity capital of the Borrower and Holdings shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

(c) If such payment is made by a Subsidiary Guarantor or from its property, such Subsidiary Guarantor shall be entitled, subject to and upon payment in full of all outstanding Obligations,

discharge of all Letters of Credit and termination of all commitments to extend credit under the Loan Documents, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and from Holdings and (ii) to demand and enforce contribution in respect of such payment from each other Subsidiary Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Subsidiary Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Subsidiary Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Subsidiary Guarantors based on the relative value of their assets (net of their liabilities, other than Obligations) and any other equitable considerations deemed appropriate by the court.

(d) If and whenever any right of reimbursement or contribution becomes enforceable by any Subsidiary Guarantor against any other Grantor under Section 2.2(c), such Subsidiary Guarantor shall be entitled, subject to and upon payment in full of all outstanding Obligations, discharge of all Letters of Credit and termination of all commitments to extend credit under the Loan Documents to be subrogated (equally and ratably with all other Subsidiary Guarantors entitled to reimbursement or contribution from any other Grantor under Section 2.2(c)) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement. To the fullest extent permitted under applicable law, such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded in writing by any Grantor, then (subject to and upon payment in full of all outstanding Obligations, discharge of all Letters of Credit and termination of all commitments to extend credit under the Loan Documents) the Administrative Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without (to the fullest extent permitted under applicable law) any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(e) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, discharge of all Letters of Credit and termination of all commitments to extend credit under the Loan Documents, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

(f) The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. To the fullest extent permitted under applicable law, the invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(g) Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to this Section 2.2 and (ii) to the fullest extent permitted by applicable law, neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right.

2.3. Amendments, etc. with respect to the Borrower Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

2.4. Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2. The Borrower Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed, to the fullest extent permitted by applicable law, as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations or of such Guarantor under the guarantee contained in this

Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof ”demand” shall include the commencement and continuance of any legal proceedings.

2.5. Reinstatement. The guarantee contained in this Section 2 shall be reinstated and shall remain in all respects enforceable to the extent that, at any time, any payment of any of the Borrower Obligations is set aside, avoided or rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, in whole or in part, and such reinstatement and enforceability shall, to the fullest extent permitted by applicable law, be effective as fully as if such payment had not been made.

2.6. Payments. Each Guarantor hereby agrees to pay all amounts payable by it under this Section 2 to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Funding Office specified in the Credit Agreement.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Documents;

(e) all Equipment (whether or not constituting Fixtures);

(f) all General Intangibles;

(g) all Instruments;

(h) all Intellectual Property, to the extent of each Grantor’s right, title or interest therein (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed);

(i) all Inventory;

(j) all Investment Property;

(k) all Letter-of-Credit Rights;

(l) all Money;

(m) all Vehicles and certificates of title with respect to Vehicles;

(n) all Commercial Tort Claims identified on Schedule 7 hereto;

(o) all Capital Stock, Goods, insurance and other personal property not otherwise described above;

(p) all Supporting Obligations and products of any and all of the foregoing and all Guarantee Obligations, Liens and claims supporting, securing or in any respect relating to any of the foregoing;

(q) all books and records (regardless of medium) pertaining to any of the foregoing; and

(r) all Proceeds of any of the foregoing;

provided, that (i) this Agreement shall not constitute a grant of a security interest in any property to the extent that and for as long as such grant of a security interest (A) is prohibited by any Requirement of Law, (B) requires a filing with or consent from any Governmental Authority pursuant to any Requirement of Law that has not been made or obtained, or (C) constitutes a breach or default under or results in the termination of, or requires any consent not obtained under, any lease, license or agreement, except to the extent that such Requirement of Law or provisions of any such lease, license or agreement is ineffective under applicable law or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder or (D) is in Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition; and (ii) the security interest granted hereby (A) shall attach at all times to all proceeds of such property, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (C) to the extent severable shall in any event attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to each Agent and Lender that:

4.1. Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge or Holdings’ knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.

4.2. Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Credit Agreement, such Grantor owns each item of Collateral granted by it free and clear of any and all Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or in respect of Liens that are permitted by the Credit Agreement or any other Loan Document or for which termination statements will be delivered on the Closing Date.

4.3. Perfected First Priority Liens.

(a) Upon completion of the filings and other actions specified on Schedule 4 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and, where required, duly executed form), the payment of all applicable fees, the delivery to and continuing possession by the Administrative Agent of all Certificated Securities, all Instruments, all Tangible Chattel Paper and all Documents a security interest in which is perfected by possession, and the obtaining and maintenance of “control” (as described in the Uniform Commercial Code as in effect in the applicable jurisdiction) by the Administrative Agent of all Deposit Accounts, the Collateral Accounts, all Securities Accounts, all Electronic Chattel Paper, Letter of Credit Rights, all Uncertificated Securities and all Securities Accounts, in each case a security interest in which is perfected by such “control”, the security interests granted in Section 3 will constitute valid perfected security interests in all of the Collateral (except for Excluded Perfection Assets) in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor other than Ordinary Course Transferees, except as (x) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing, and (y) to the extent that the recording or an assignment or other transfer of title to the Administrative Agent or the recording of other applicable documents in the United States Patent and Trademark Office or the United States Copyright Office may be necessary for enforceability, and is and will be prior to all other Liens on such Collateral except for Liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law. Without limiting the foregoing and except as otherwise permitted or provided in Section 5 hereof, each Grantor has taken all actions necessary or desirable to: (i) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the UCC), (ii) establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts of such Grantor, (iii) establish the Administrative Agent’s “control” (within the meaning of Section 9-107 of the UCC) over all Letter of Credit Rights of such Grantor, (iv) establish the Administrative Agent’s control (within the meaning of Section 9-105 of the UCC) over all Electronic Chattel Paper of such Grantor and (v) establish the Administrative Agent’s “control” (as defined in UETA) over all “transferable records” (as defined in UETA) of such Grantor.

(b) Each Grantor consents to the grant by each other Grantor of the security interests granted hereby and the transfer of any Capital Stock or Investment Property to the Administrative Agent or its designee following an Event of Default and to the substitution of the Administrative Agent or its designee or the purchaser upon any foreclosure sale as the holder and beneficial owner of the interest represented thereby.

4.4. Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. On the date hereof, such Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3, the jurisdiction of such Grantor’s organization or formation is required to maintain a public record showing the Grantor to have been organized or formed. On the date hereof, except as specified on Schedule 3, such Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate or organizational form in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another person, which (x) has not heretofore been terminated or (y) is in respect of a Lien that is not permitted by the Credit Agreement. Such Grantor has furnished to the Administrative Agent its Organizational Documents as in effect as of a date which is recent to the date hereof.

4.5. Inventory and Equipment.

(a) On the date hereof Schedule 5 sets forth all locations where any Inventory and Equipment (other than mobile goods) in excess of $100,000 in value are kept.

(b) All Inventory now or hereafter produced by any Grantor included in the Collateral has been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

(c) Except as specifically indicated on Schedule 5, to the knowledge of such Grantor none of the Inventory or Equipment of such Grantor with a value in excess of $100,000 is in possession of a bailee.

4.6. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7. Pledged Stock and Pledged Notes.

(a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) All the shares of the Pledged Stock pledged by such Grantor hereunder have been duly and validly issued and are fully paid and nonassessable.

(c) To such Grantor’s knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d) Such Grantor is the record and beneficial owner of, and has good and valid title to, the Pledged Stock and Pledged Notes pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens permitted by the Credit Agreement.

(e) The Organizational Documents applicable to each interest in any domestic partnership or limited liability company included in the Collateral expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code.

4.8. Receivables. The amounts represented by such Grantor to the Administrative Agent or the other Secured Parties from time to time as owing to such Grantor in respect of such Grantor’s Receivables will at such time be the correct amount, in all material respects, actually owing thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP.

4.9. Intellectual Property.

(a) Schedule 6 lists all Patents, registrations and applications to register Trademarks and registered Copyrights owned by such Grantor in its own name on the date hereof. Except as set forth in Schedule 6, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such applications, registrations and issuances.

(b) On the date hereof, all Intellectual Property of such Grantor described on Schedule 6 is subsisting and unexpired and, to the knowledge of such Grantor, has not been abandoned and is valid and enforceable. Except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of such Grantor, neither the operation of such Grantor’s business as currently conducted nor the use of the Intellectual Property in connection therewith conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property rights of any other Person.

(c) Except as set forth in Schedule 6, on the date hereof, (i) none of the material patents, trademarks, copyrights and trade secrets owned by any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor and (ii) there are no other material agreements, obligations, orders or judgments to which such Grantor is subject which affect the use of any Intellectual Property owned by such Grantor.

(d) The rights of such Grantor in or to the Patents, Trademarks, Copyrights and Trade Secrets owned by such Grantor do not conflict with or infringe upon the rights of any third party, and no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party, in either case, which conflict or infringement would reasonably be expected to have a Material Adverse Effect. There is currently no infringement or unauthorized use of any item of such Intellectual Property owned by such Grantor that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of, or such Grantor’s rights in, any Patent, Trademark, Copyright or Trade Secret owned by such Grantor in any respect that would reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of such Intellectual Property owned by such Grantor that could reasonably be expected to lead to such item becoming invalid or unenforceable including unauthorized uses by third parties and uses which would reasonably be expected to damage the goodwill of the business associated with any of the Trademarks owned by such Grantor and Trademark Licenses, which uses, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof seeking to limit, cancel or question the validity of any material Patent, Trademark, Copyright or Trade Secret owned by such Grantor or such Grantor’s ownership interest therein, which, if adversely determined, would have a Material Adverse Effect on the value of any Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned or licensed by such Grantor.

(g) With respect to each Copyright License, Trademark License and Patent License, except as would not reasonably be expected to have a Material Adverse Effect: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such Grantor has not received any notice of termination or cancellation under such license; (iii) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

(h) To the extent such Grantor has reasonably determined that it is commercially practicable to do so, such Grantor has used proper statutory notice in connection with its use of each material Patent, Trademark and Copyright owned by such Grantor.

(i) Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance with industry standards.

(j) Such Grantor has made all material filings and recordations and paid all fees necessary in its reasonable business judgment to adequately protect its interest in its United States Patents, Trademarks and Copyrights and material non-United States Patents, Trademarks and Copyrights owned by such Grantor including recordation of its interests in the material Patents and Trademarks owned by such Grantor with the United States Patent and Trademark Office and in similar offices or agencies in other countries and groups of countries, and recordation of any of its interests in the Copyrights owned by such Grantor with the United States Copyright Office and in similar offices or agencies in other countries and groups of countries.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Agents and Lenders that, from and after the date of this Agreement until the Collateral is released pursuant to Section 8.15(a):

5.1. Covenants in Credit Agreement. Such Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, so that no breach of the covenants in the Credit Agreement pertaining to actions to be taken, or not taken, by such Grantor will result.

5.2. Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Property and Letter of Credit Rights.

(a) If any of the Collateral of such Grantor is or shall become evidenced or represented by any Instrument, Negotiable Document or Tangible Chattel Paper, upon the request of the Administrative Agent such Instrument, Negotiable Documents or Tangible Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

(b) If any of the Collateral of such Grantor is or shall become “Electronic Chattel Paper” such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c) If any of the Collateral of such Grantor is or shall become evidenced or represented by an Uncertificated Security in excess of $500,000, upon the request of the Administrative Agent, such Grantor shall cause the issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to promptly (but in any event with in 60 days of such request) agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

(d) Except as otherwise provided in Section 7.13 of the Credit Agreement, such Grantor shall maintain Securities Entitlements, Securities Accounts and Deposit Accounts (other than with respect all of the Grantors, (x) Deposit Accounts maintained outside the United States with a combined aggregate balance at any time outstanding of less than $250,000, (y) Securities Accounts or Deposit Accounts maintained within the United States with an individual aggregate balance or value, as applicable, at any time of less than $200,000 and a combined aggregate balance or value, as applicable, at any time of less than $1,000,000) only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

(e) if any of the Collateral of such Grantor is or shall become evidenced or represented by any Certificated Security (other than any Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition and any promissory note that does not qualify as a Pledged Note pursuant to the definition thereof), such Certificated Security shall be promptly delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

(f) In addition to and not in lieu of the foregoing, if any issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the

United States, each Grantor shall take such additional actions, including causing the issuer to register the pledge on its books and records, as may be reasonably requested by the Administrative Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Administrative Agent.

(g) In the case of any Letter-of-Credit Rights in any letter of credit exceeding $250,000 in value, upon the reasonable request of the Administrative Agent, each Grantor shall promptly (but in any event with in 60 days of such request or such later date to which the Administrative Agent may consent in writing) obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit in accordance with Section 5-114(c) of the New York UCC, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent.

(h) If any of the Collateral of such Grantor is or shall become “transferable records” as defined in UETA, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent “control” under Section 16 of UETA over such transferable records. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the transferable records permitted under Section 16 of UETA for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such transferable records

5.3. Maintenance of Insurance.

(a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft or other risks as may be required by the Credit Agreement and (ii) naming the Administrative Agent on behalf of the Secured Parties as additional insureds under liability insurance policies to the extent reasonably requested by the Administrative Agent.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as additional insured party and/or loss payee in respect of property and business interruption insurance. All proceeds of business and interruption insurance received by the Administrative Agent shall be released by the Administrative Agent to the Borrower for account of the Grantor entitled thereto, unless (i) an Event of Default has occurred and is continuing or (ii) otherwise provided in the Credit Agreement.

5.4. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes and other material assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except such claims as to which the failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect.

5.5. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a security interest having at least the perfection and priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor in reasonable detail and such other reports in connection therewith as the Administrative Agent may reasonably request.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing the Administrative Agent’s security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement and of the interests, rights and powers herein granted.

5.6. Changes in Locations, Name, etc. Such Grantor will not, except upon not less than 30 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional financing statements and other documents (executed where appropriate) reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4;

(ii) change its name; or

(iii) permit any Inventory or Equipment (other than mobile goods) in excess of $250,000 in value to be kept at a location other than those listed on Schedule 5.

5.7. Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.8. Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power or equivalents covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations; provided, that in no event shall there be pledged more than 65% of any of the outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary. Unless permitted to be retained pursuant to the Credit Agreement, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent (unless otherwise agreed in the Credit Agreement) to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not, except as permitted by the Credit Agreement, (i) vote to enable, or take any other action to permit, any Issuer of Pledged Stock to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof (unless such restriction is permitted by the Credit Agreement).

(c) In the case of each Grantor which is an Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Investment Property issued by it and (iii) it will take all actions required or reasonably requested by the Administrative Agent to enable or permit each Grantor to comply with Sections 6.3(c) and 6.7 as to all Investment Property issued by it.

5.9. Receivables.

(a) Other than in the ordinary course of business or as permitted by the Loan Documents, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that would materially adversely affect the value of the Receivables constituting Collateral taken as a whole.

(b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

5.10. Intellectual Property. (a) Except as permitted in the Credit Agreement:

(i) With respect to each material Trademark owned by such Grantor, such Grantor (either itself or through licensees) will take all reasonably necessary steps to (i) continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark and take all reasonably necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the benefit of the Agents and the Lenders, shall obtain a perfected security interest in such mark (if a United States mark) pursuant to this Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any material respect.

(ii) Such Grantor (either itself or through licensees) will not do any act, or knowingly omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(iii) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material Copyright owned by such Grantor may become invalidated or otherwise impaired.

(iv) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(v) To the extent such Grantor has reasonably determined that it is commercially practicable to do so, such Grantor (either itself or through licensees) will use proper statutory notice in connection with the use of each material Patent, Trademark and Copyright owned by such Grantor.

(vi) Such Grantor will notify the Administrative Agent and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any material Patent, Trademark or Copyright of such Grantor may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Patent, Trademark or Copyright owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(vii) Such Grantor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or group of countries or any political subdivision of any of the foregoing, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents, Trademarks and Copyrights owned by such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(viii) Such Grantor (either itself or through licensees) will not, without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, discontinue use of or otherwise abandon any Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Administrative Agent in accordance herewith.

(ix) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and, following consultation with the Administrative Agent, shall take such actions as it deems reasonable, which may include suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and seeking to recover any and all damages for such infringement, misappropriation or dilution.

(x) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all material Trade Secrets of such Grantor.

(b) After the date hereof, whenever such Grantor (i) shall acquire any Patent, Trademark or Copyright or (ii) either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright owned by such Grantor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such acquisition or filing to the Administrative Agent within 90 days after the last day of the fiscal year in which such filing occurs. Such Grantor agrees that the provisions of Section 3 shall automatically apply to such Intellectual Property.

(c) Such Grantor agrees (i) to execute an Intellectual Property Security Agreement with respect to certain of its Intellectual Property in substantially the form of Annex III in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office and (ii) to provide to the Administrative Agent, within 90 days after the last day of the fiscal year in which any Intellectual Property registered in such offices is acquired or registered by such Grantor, all documents necessary to record the security interest of the Administrative Agent in such Intellectual Property with such offices.

(d) Upon the reasonable request of the Administrative Agent, such Grantor shall execute and deliver, and use its best efforts to cause to be filed, registered or recorded, any and all agreements, instruments, documents, and papers which the Administrative Agent may reasonably request to evidence, register, record or perfect the Administrative Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, in any office anywhere in the world in which filing, registration or recorded may be appropriate, except that (so long as no Default has occurred and is continuing) the Administrative Agent shall not request such filing, registration or recording in any office in any jurisdiction outside of the United States in which the Group Members had, during the preceding 12-month period, net sales constituting less than 10% of the consolidated worldwide net sales of the Group Members.

5.11. Vehicles. Grantor will cause the Administrative Agent’s security interest in each Vehicle having a value greater than $100,000 to be duly perfected, by notation on the certificate of title or as otherwise required by applicable law, within 30 days after such security interest attaches to such Vehicle.

SECTION 6. REMEDIAL PROVISIONS

6.1. Certain Matters Relating to Receivables.

(a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days of receipt by such Grantor) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. If so requested by the Administrative Agent, each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time and from time to time after the occurrence and during the continuation of an Event of Default, if so requested by the Administrative Agent, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

6.2. Communications with Obligors; Grantors Remain Liable.

(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) At any time after the occurrence and during the continuance of an Event of Default, the Administrative may (and each Grantor at the request of the Administrative Agent shall) notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3. Investment Property.

(a) Unless an Event of Default has occurred and is continuing and the Administrative Agent has given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to Section 6.3(b), each Grantor may receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and may exercise all voting and corporate or other organizational rights with respect to Investment Property; provided, that no vote shall be cast or corporate or other organizational right exercised or other action taken (other than in connection with a transaction permitted by the Credit Agreement) which would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may reasonably determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; provided, that the Administrative Agent shall not exercise any voting or other consensual rights pertaining to any such Investment in a manner that constitutes an exercise of the remedies described in Section 6.6 other than in accordance with Section 6.6.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) after receipt by an Issuer or obligor of any instructions pursuant to Section 6.3(c)(i) hereof, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4. Proceeds to be Turned Over to Administrative Agent. In addition to the rights of the Agents and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the Administrative Agent has instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agents and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5. Application of Proceeds. If and whenever any Event of Default has occurred and is continuing, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in such order as may be required by the Credit Agreement and otherwise as the Administrative Agent may elect. Any balance of such Proceeds remaining after the Obligations have been paid in full, all Letters of Credit are discharged and all commitments to extend credit under the Loan Documents have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as may be required by the Credit Agreement and otherwise as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise of any rights hereunder other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of such Secured Party. If any notice of a proposed sale or other disposition of Collateral is required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7. Registration Rights.

(a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the reasonable opinion of the Administrative Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use its best efforts to cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or reasonably advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or reasonably advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to use its best efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and to the fullest extent permitted by applicable law, such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

6.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) subject to any permitted licenses and reserved rights permitted under the Loan Documents, assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default has occurred and is continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply with, or cause performance or compliance with, such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to each Grantor until all security interests created hereby with respect to the Collateral of such Grantor are released.

7.2. Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Parties to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except, in the case of the Administrative Agent only in respect of its own gross negligence or willful misconduct, to the extent required by applicable law (subject to Section 11.12(e) of the Credit Agreement and other applicable provisions of the Loan Documents).

7.3. Financing Statements. Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as “all assets” or “all personal property” and may (but need not) add thereto “whether now owned or hereafter acquired.” Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4. Authority, Immunities and Indemnities of Administrative Agent. Each Grantor acknowledges, and, by acceptance of the benefits hereof, each Secured Party agrees, that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Secured Parties, be governed by the Credit Agreement and that the Administrative Agent shall have, in respect thereof, all rights, remedies, immunities and indemnities granted to it in the Credit Agreement. By acceptance of the benefits hereof, each Secured Party that is not a Lender agrees to be bound by the provisions of the Credit Agreement applicable to the Administrative Agent, including Article X thereof, as fully as if such Secured Party were a Lender. The Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement.

8.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or to such other address as such Guarantor may notify the Administrative Agent in writing.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification.

(a) Each Guarantor agrees to pay, or reimburse each Secured Party for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Administrative Agent and counsel to the Lenders.

(b) Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement on the terms set forth in Section 11.5 of the Credit Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and, unless so consented to, each such assignment, transfer or delegation by any Grantor shall be void.

8.6. Set-Off. Each Grantor hereby irrevocably authorizes each Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Agent or such Lender may have.

8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13. Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15. Releases.

(a) At such time as the Loans, the Reimbursement Obligations and all other Obligations (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made, Borrower Hedge Agreement Obligations and Borrower Cash Management Arrangement Obligations) have been paid in full, all commitments to extend credit under the Loan Documents have terminated and all Letters of Credit have been discharged, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents (in form and substance reasonably satisfactory to the Administrative Agent) as such Grantor may reasonably request to evidence such termination.

(b) If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be released, and the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of such Collateral (not including Proceeds thereof) from the security interests created hereby. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16. WAIVER OF JURY TRIAL . EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17. Effectiveness of Obligations. The covenants, agreements and other obligations hereunder of Del Laboratories, Inc. and each of its Subsidiaries parties hereto will become effective concurrently with (but not prior to) the effectiveness of the Merger pursuant to the filing and acceptance of a certificate of merger with the Secretary of State of the State of Delaware (which the parties hereto intend to occur substantially concurrently with the funding of the Term Loans under the Credit Agreement), and thereupon such covenants, agreements and other obligations shall become fully effective and operative without any further grant, act, confirmation or consent by Del Laboratories, Inc. or any such Subsidiary.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

DEL LABORATORIES, INC.

By:	/s/ Enzo J. Vialardi
Name:	Enzo J. Vialardi
Title:	Executive Vice President and Chief
Financial Officer

DLI HOLDING II CORP.

By:	/s/ Philip E. Berney
Name:	Philip E. Berney
Title:	President

DLI ACQUISITION CORP.

By:	/s/ Philip E. Berney
Name:	Philip E. Berney
Title:	President

DEL PHARMACEUTICALS, INC.

By:	/s/ Enzo J. Vialardi
Name:	Enzo J. Vialardi
Title:	Executive Vice President and Chief Financial Officer

DEL PROFESSIONAL PRODUCTS, INC.

By:	/s/ Enzo J. Vialardi
Name:	Enzo J. Vialardi
Title:	Executive Vice President and Chief
Financial Officer

ROYCE & RADER, INC.

By:	/s/ Enzo J. Vialardi
Name:	Enzo J. Vialardi
Title:	Executive Vice President and Chief
Financial Officer

565 BROAD HOLLOW REALTY CORP.

By:	/s/ Enzo J. Vialardi
Name:	Enzo J. Vialardi
Title:	Executive Vice President and Chief
Financial Officer

PARFUMS SCHIAPARELLI, INC.

By:	/s/ Enzo J. Vialardi
Name:	Enzo J. Vialardi
Title:	Executive Vice President and Chief
Financial Officer

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

DLI Holding II Corp.	c/o Debevoise & Plimpton LLP 919 Third Ave New York, New York 10022 Attention: Kristine Hutchinson Telecopy No.: (212) 909-6836

DLI Acquisition Corp.	c/o Kelso & Company 320 Park Avenue, 24th Floor New York, New York 10022 Attention: James J. Connors II, Esq.

Del Pharmaceuticals, Inc.	178 EAB Plaza P.O. Box 9357 Uniondale, NY 11553-9357 Attention: General Counsel Telecopy No.: (516) 844-2942

Del Professional Products, Inc.	178 EAB Plaza P.O. Box 9357 Uniondale, NY 11553-9357 Attention: General Counsel Telecopy No.: (516) 844-2942

Parfums Schiaparelli, Inc.	178 EAB Plaza P.O. Box 9357 Uniondale, NY 11553-9357 Attention: General Counsel Telecopy No.: (516) 844-2942

Royce & Rader, Inc.	178 EAB Plaza P.O. Box 9357 Uniondale, NY 11553-9357 Attention: General Counsel Telecopy No.: (516) 844-2942

565 Broad Hollow Realty Corp.	178 EAB Plaza P.O. Box 9357 Uniondale, NY 11553-9357 Attention: General Counsel Telecopy No.: (516) 844-2942

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares
DLI Acquisition Corp.	Common Stock, $0.01 par value	2	1,000

Del International, Inc.	Common Stock, par value $10.00	1	100

Del Laboratories, Inc.	Common Stock, $1.00 par value	1	1,000

Del Pharmaceuticals, Inc.	Common Stock, $1.00 par value	2	1,000

Del Professional Products, Inc.	Common Stock, $1.00 par value	1	200

Parfums Schiaparelli, Inc.	Common Stock, $10.00 par value	5	10,000

Royce & Rader, Inc.	Common Stock, $1.00 par value	2	1,000

Sally Hansen, Inc.	Common Stock, $1.00 par value	1	1,000

565 Broad Hollow Realty Corp.	Common Stock, no par value	2	200

DLI International Holding I Corp.	Common Stock, par value $0.01	1	650

DLI International Holding II Corp.	Common Stock, par value $0.01	1	650

Laboratorios Del de Mexico, S.A. de C.V.	Series A	1	65

Pledged Notes:

Issuer	Payee	Principal Amount
Del Laboratories (Canada), Inc.	Del Laboratories, Inc.	$6,429,800.48

Schedule 3

EXACT LEGAL NAME; LOCATION OF JURISDICTION OF ORGANIZATION; CHIEF

EXECUTIVE OFFICE

Exact Legal Name of Grantor	Jurisdiction of Organization	Organizational Number	Location of Chief Executive Office
DLI Holding II Corp.	Delaware	3910700	c/o Debevoise & Plimpton LLP 919 Third Ave New York, New York 10022

DLI Acquisition Corp.	Delaware	3814428	320 Park Avenue, 24th Floor New York, New York 10022

Del Laboratories, Inc.	Delaware	0574527	178 EAB Plaza P.O. Box 9357 Uniondale, NY 11553-9357

Del Pharmaceuticals, Inc.	Delaware	0592156	178 EAB Plaza P.O. Box 9357 Uniondale, NY 11553-9357

Del Professional Products, Inc.	Delaware	3780372	178 EAB Plaza P.O. Box 9357 Uniondale, NY 11553-9357

Parfums Schiaparelli, Inc.	New York	N/A	178 EAB Plaza P.O. Box 9357 Uniondale, NY 11553-9357

Royce & Rader, Inc.	Delaware	0635025	178 EAB Plaza P.O. Box 9357 Uniondale, NY 11553-9357

Exact Legal Name of Grantor	Jurisdiction of Organization	Organizational Number	Location of Chief Executive Office
565 Broad Hollow Realty Corp.	New York	N/A	178 EAB Plaza P.O. Box 9357 Uniondale, NY 11553-9357

Schedule 4

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

DLI Holding II Corp.	Delaware

DLI Acquisition Corp.	Delaware

Del Laboratories, Inc.	Delaware

Del Pharmaceuticals, Inc.	Delaware

Del Professional Products, Inc.	Delaware

Parfums Schiaparelli, Inc.	New York

Royce & Rader, Inc.	Delaware

565 Broad Hollow Realty Corp.	New York

Patent and Trademark Filings

Del Laboratories, Inc.	United States Patent and Trademark Office

Del Pharmaceuticals, Inc.	United States Patent and Trademark Office

Del Professional Products, Inc.	United States Patent and Trademark Office

Parfums Schiaparelli, Inc.	United States Patent and Trademark Office

Other Actions

1. Delivery of Pledged Stock, with stock powers or equivalents duly endorsed.

2. Delivery of Pledged Notes, with instruments of transfer duly endorsed.

Schedule 5

LOCATIONS OF INVENTORY AND EQUIPMENT

Grantor	Locations
Del Laboratories, Inc.	LaSalle Labs division 99 Creek Street Canajoharie, NY 13317

LaSalle Labs Riverside Industrial Park Little Falls, NY 13365

Del Laboratories, Inc. 1830 Carver Drive Rocky Point, NC 28457 178 EAB Plaza Uniondale, NY 11556

565 Broad Hollow Road Farmingdale, NY 11735

Elm Global Logistics 50 Emjay Boulevard Brentwood, NY 11717

420 East German Street Herkimer, NY

East Carolina Bonded Warehouse 3930 River Road Wilmington, NC 28402

Coolidge Utica, LLC 2200 Bleecker Street Frankfort, New York

441 West Main Street Little Falls, NY 13365

Cape Fear Bonded Warehouse 810 Sunnyvale Drive Wilmington, NC 28412

Buena Vista Sun, LLC 3700 Highway 421 North Wilmington, NC 28401

Schedule 6

INTELLECTUAL PROPERTY

I. Copyrights and Copyright Licenses:

None.

II. Patents and Patent Licenses:

A. Patents

1. Patents Owned by Del Laboratories, Inc.

Patent No.	Inventor	Issue Date	Patent Described As:
5,806,536	Tietjen	9/15/98	Artificial Nail Removal Arrangement

4,842,610	Gordon	6/27/89	Depilatory Compositions and Methods

4,891,213	Gordon/Chung	1/2/90	Nail Enamel Composition (contains microcrystalline cellulose)

6,524,604	Serap Ozelkan	2/25/03	Method, Composition and Kit for Removing Lice Ova from the hair (Pronto Gel)

Canadian Serial No. 2352872	Malayev, Ozelkan & Zhang	1/21/02	Pronto Gel

6,479,043	Tietjen & Luciano	11/12/02	Depilatory Composition

B. Patent Licenses

1. Patents Licensed by Del Laboratories, Inc. and Del Pharmaceuticals, Inc. as Licensor

None.

III. Trademarks and Trademark Licenses:

A. Trademarks

1. Active U.S. Registrations of Del Laboratories, Inc.

Country	Trademark	Class	Reg No.	Reg Date	Status
USA	10 DAY SHINE	3	1971967	4/30/1996	Registered

USA	2000 LB. PROFESSIONAL STRENGTH NAIL GLUE	3	2267873	8/3/1999	Registered

USA	ADVANCED CUTICLE REPAIR	3	2,422,355	1/16/2001	Registered

USA	BEAUTE VUES	3	0802379	1/18/1966	Renewed

USA	BIKINI PLUS	5	2,632,382	10/8/2002	Registered

USA	BLUSHDOMES	3	1470344	12/29/1987	Registered

USA	BLUSHING BRONZER	3	2430362	2/20/2001	Registered

USA	BROW & LINER	3	1184372	1/5/1982	Renewed

USA	COLOR FIX	3	2185940	9/1/1998	Registered

USA	COLOR WEAR	3	2076233	7/1/1997	Registered

USA	COLORDOMES	3	1470349	12/29/1987	Registered

USA	COLORWRITER	3	2186581	9/1/1998	Registered

USA	CONFLICT	3	0860673	11/19/1968	Renewed

USA	CORN SILK	3	0799233	11/23/1965	Renewed

USA	CORN SILK & DESIGN	3	1457919	9/22/1987	Registered

USA	CORN SILK (BLOCK)	3	1193832	4/20/1982	Renewed

USA	COVER OVER	3	0789223	5/4/1965	Renewed

USA	DEFINE & DAZZLE	3	1333915	5/7/1985	Registered

USA	DIAMOND STRENGTH	3	2908569	12/7/2004	Registered

USA	DRY KWIK	3	1162389	7/28/1981	Registered

USA	EXACTA TWEEZE	8	1436250	4/14/1987	Registered

USA	FAST OFF	3	2,480,824	8/21/2001	Registered

USA	FEEL THE QUENCHER DIFFERENCE	3	1423534	1/6/1987	Registered

USA	FLAME GLOW	3	1311886	1/1/1985	Registered

USA	FLAME GLOW	3, 16, 21	1369733	11/12/1985	Registered

USA	GENTLE PERFORMANCE	3	1442628	6/16/1987	Registered

USA	GLEAM-ON	3	0877886	9/30/1969	Renewed

USA	HARD AS NAILS	3	0889821	4/21/1970	Renewed

USA	HARD AS NAILS (LOGO)	3	0675695	3/17/1959	Renewed

USA	HEALING BEAUTY	3	2768070	9/23/2003	Registered

Country	Trademark	Class	Reg No.	Reg Date	Status
USA	HEALING BEAUTY	3	2,853,412	6/15/2004	Registered

USA	HIGH SHINE		1306609	11/20/1984	Renewed

USA	INSTA-DRI	3	2,801,229	12/30/2003	Registered

USA	KWIK OFF	3	1560406	10/17/1989	Registered

USA	KWIK OFF	3	2,605,899	8/6/2002	Registered

USA	LA CROSS	3, 8, 21	1661383	10/22/1991	Renewed

USA	LIP GRIP	3	2,743,440	7/29/2003	Registered

USA	LIP QUENCHER	3	1005706	3/4/1975	Renewed

USA	LIP WAVES	3	1418060	11/25/1986	Registered

USA	LUSH LIPS	3	1052219	11/9/1976	Renewed

USA	MAXI-GRIP	3	2340933	4/11/2000	Registered

USA	MEGA SHINE		2,483,354	8/28/2001	Registered

USA	MEND-A-NAIL	3	680590	6/16/1959	Renewed

USA	MICRO DIAMOND	3	2,464,611	6/26/2001	Registered

USA	MICRON	3	1499169	8/9/1988	Registered

USA	MIRRORED BOTTLE design	3	2,670,555	12/31/2002	Registered

USA	MISS KISS	3	2,670,182	12/31/2002	Registered

USA	N.Y.C. NEW YORK COLOR LOGO	3	2418035	1/2/2001	Registered

USA	NAIL ART ELEGANCE KIT	3	2276758	9/7/1999	Registered (Intent to Abandon)

USA	NAIL ART ESSENTIALS KIT	3	2276757	9/7/1999	Registered (Intent to Abandon)

USA	NAIL PROTEX	3	0770502	5/26/1964	Renewed

USA	NAIL THERAPY	3	1429739	2/24/1987	Registered

USA	NATURAL GLOW	8	1421743	12/23/1986	Registered

USA	NATURALLY VANILLA	3	1964653	3/26/1996	Registered

USA	NATURISTICS	3	1794584	9/28/1993	Renewed

USA	NATURISTICS	3, 8, 21	1889095	4/11/1995	Registered

USA	NEARLY NUDE	3	1466862	12/1/1987	Renewed

USA	NO MORE BREAKS	3	1615374	10/2/1990	Renewed

USA	NO MORE MISTAKES	8	1987675	7/16/1996	Registered

USA	NO SMUDGE TOE SPACERS	8	1512371	11/15/1988	Registered

USA	NUTRI-TONIC	3	810241	6/21/1966	Renewed

USA	POWER SHIELD	3	2086568	8/5/1997	Registered

USA	PRECISE LASH	8	2104263	10/7/1997	Registered

USA	PRECISE TWEEZE	8	2015938	11/12/1996	Registered

USA	RADIANT BLUSH	3	1437648	4/28/1987	Registered

Country	Trademark	Class	Reg No.	Reg Date	Status
USA	REJUVIA	3	279989	2/10/1931	Renewed

USA	REJUVIA VITAMIN E ALL NIGHT MOISTURE REC	3	1487316	5/10/1988	Registered

USA	RENEW A CURL	3	1356124	8/27/1985	Registered

USA	RENEW A PERM	3	1567829	11/28/1989	Renewed

USA	SALLY HANSEN	3	688093	11/10/1959	Renewed

USA	SALLY HANSEN	3	790825	6/8/1965	Renewed

USA	SALLY HANSEN (LOGO IN SCRIPT)	3	1295408	9/18/1984	Renewed

USA	SALLY HANSEN INSTANT STRENGTH	3	1560372	10/17/1989	Registered

USA	SALLY HANSEN MAXIMUM GROWTH	3	1416342	11/11/1986	Registered

USA	SALLY HANSEN NO CHIP	3	1447033	7/14/1987	Registered

USA	SALLY HANSEN PROFESSIONAL	3, 8, 21	1931107	10/31/1995	Registered

USA	SCENTS OF BEING THERE	3	2377693	8/15/2000	Registered

USA	SCRUB ‘N SOFTEN	21	1510998	11/1/1988	Registered

USA	SEA SPLASH	3	1845314	7/19/1994	Renewed

USA	SHADOW SWIRLS	3	1414676	10/28/1986	Registered

USA	SHAPE & HOLD	3	1374480	12/10/1985	Registered

USA	SHINE CONTROL	3	1391196	4/22/1986	Registered

USA	SMOOTH-IT FOOT WAND	8	1505618	9/27/1988	Registered

USA	SUDDENLY NAILS	3	2058278	4/29/1997	Registered

USA	SUPER CLIP	8	1990560	7/30/1996	Registered

USA	SUMMER SHINE	3	1320270	2/19/1985	Registered (Intent to Abandon)

USA	SUPER SHINE	3	1269568	3/13/1984	Renewed

USA	SUPER STRONG	3	1457811	9/15/1987	Registered

USA	SUPERHOLD NAIL GLUE	3	1306576	11/20/1984	Renewed

USA	SWEET LIPS	3	1422465	12/30/1986	Registered

USA	“SWEET TREATS”	3	2241310	4/20/1999	Registered

USA	THE NAIL CLINIC IN A BOTTLE	3	2067626	6/3/1997	Registered

USA	THICKEN UP	3	2242104	4/27/1999	Registered

USA	THICKEN-IT	3	1895810	5/30/1995	Registered

Country	Trademark	Class	Reg No.	Reg Date	Status
USA	TINI-TWEEZE	8	2,486,087	9/4/2001	Registered

USA	TRIPLE SMOOTH	3	2,468,295	7/10/2001	Registered

USA	ULTIMATE SHIELD	3	2039756	1/18/2000	Registered

USA	WET FLAMES	3	871442	6/17/1969	Renewed

USA	WHIPPED PEARL	3	861107	11/26/1968	Renewed

USA	WHITE HANDS	5	508119	3/29/1949	Renewed

USA	WHITE RIVER MUSK	3	1903328	7/4/1995	Registered

USA	ZERO SHINE	3	2434400	3/6/2001	Registered

2. Pending U.S. Applications of Del Laboratories, Inc.

Country	Trademark	Class	Serial No.	App. Date	Status
USA	AIRBRUSH LEGS	3	78/301,808	9/17/2003	Pending

USA	HYDRA-TIP PEN	3	78/220,805	3/3/2002	Pending*

USA	INSTANT FIX	3	78/334,240	11/30/2003	Pending

USA	MAGICAL NAIL MAKEUP	3	78/353,031	1/16/2004	Pending*

USA	NAILGROWTH MIRACLE	3	78/301,812	9/17/2003	Pending*

USA	NATURAL FLEX	3	78/328,797	11/17/2003	Pending*

USA	SALLY HANSEN FAST AND FLAWLESS	3	78/328,100	11/14/2003	Pending*

USA	SECRET COVER	3	76/449,825	9/16/2002	Pending*

USA	SUPER STRONG	3	76/597,359	6/14/2004	Pending

3. Active U.S. Registrations of Del Pharmaceuticals, Inc.

Country	Trademark	Class	Reg No.	Reg Date	Status
USA	ARTHRICARE	5	1793360	9/21/1993	Renewed

USA	AURO	5	1,236,010	5/3/1983	Renewed

USA	AURO-DRI	5	1430843	3/3/1987	Registered

USA	BABY ORAJEL	5	1168895	9/15/1981	Renewed

USA	BOIL-EASE	5	771,406	6/16/1964	Renewed

USA	DENTURE ORAJEL	5	2219413	1/19/1999	Registered

USA	DERMAREST	5	1499210	8/9/1988	Registered

USA	DETANE	5	932502	4/18/1972	Renewed

USA	DIAPER GUARD	5	1500148	8/16/1988	Registered

*	Applications filed on an intent to use basis under 15 U.S.C. § 1051(b) are not part of Collateral.

Country	Trademark	Class	Reg No.	Reg Date	Status
USA	DIDELAMINE	5	932501	4/18/1972	Renewed

USA	DRICORT	5	1749219	1/26/1993	Renewed

USA	GENTLE NATURALS	5	2,730,448	6/24/2003	Registered

USA	OCU-BATH	5	0857383	9/24/1968	Renewed

USA	OCU-DROP	5	0855439	8/27/1968	Renewed

USA	OFF-EZY	5	0592383	7/13/1954	Renewed

USA	OFF-EZY (DESIGN)	5	1,259,783	12/6/1983	Renewed

USA	ORAJEL	5	1166935	9/1/1981	Renewed

USA	ORAJEL P.M.	5	2058425	4/29/1997	Registered

USA	PERIOSEPTIC	5	1854017	9/13/1994	Renewed

USA	PRONTO	3	1345457	7/2/1985	Registered

USA	PRONTO	5	1441745	6/9/1987	Registered

USA	PROPA P.H.	3	0775933	8/25/1964	Renewed

USA	PROPA P.H. (LOGO)	3, 5	2061952	5/13/1997	Registered

USA	RECOVER	3	0883021	12/23/1969	Renewed

USA	SKIN SHIELD	5	2,667,626	12/31/2002	Registered

USA	STYGIENE	5	1,805,077	11/16/1993	Renewed

USA	TANAC	5	0867071	3/25/1969	Registered

USA	TRIALKA	5	0793582	8/3/1965	Registered

USA	TRIPTONE	5	0647728	7/2/1957	Renewed

4. Pending U.S. Applications of Del Pharmaceuticals, Inc.

Country	Trademark	Class	Serial No.	App Date	Status
USA	DIABETAID	5	76/356,223	1/9/2002	Opposition Pending

5. Pending U.S. Applications of Del Professional Products, Inc.

Country	Trademark	Class	Serial No.	App Date	Status
USA	MANICURED (BLACK & RED LOGO)	16	78/545,224	1/11/2005	Pending	*
USA	MANICURED (WORDMARK)	16	78/545,223	1/11/2005	Pending	*

*	Applications filed on an intent to use basis under 15 U.S.C. § 1051(b) are not part of Collateral.

6. Active U.S. Registrations of Parfums Schiaparelli

Country	Trademark	Class	Registration No.	Registration Date	Status
USA	SCHIAPARELLI	3	820431	12/13/1966	Registered

USA	SCHIAPARELLI	3	320501	1/1/1935	Renewed

USA	SERAPHIQUE	3	426405	12/24/1946	Renewed

USA	SHOCKING	3	1847202	7/26/1994	Registered

USA	SHOCKING	3	344590	3/30/1937	Renewed

USA	SHOCKING DE SCHIAPARELLI POUDRE POUF	3	875325	8/19/1969	Renewed

USA	SHOCKING RADIANCE	3	415856	8/21/1945	Renewed

USA	SLEEPING	3	820035	12/6/1966	Renewed

USA	SNUFF	1	422359	7/16/1946	Renewed

USA	STRATOSPHERE	3	425686	11/26/1946	Renewed

7. Foreign Registrations and Applications of Del Laboratories, Inc.

Country	Trademark	Class	Registration No.	Registration Date	Status
Andorra	SALLY HANSEN	3	749	12/12/1996	Registered

Argentina	FLAME GLOW	3	1423646	3/31/1993	Registered

Argentina	HARD AS NAILS		1721466	2/11/1999	Registered

Argentina	LA CROSS	8	1434305	4/30/1993	Registered

Argentina	LA CROSS	8			Pending application

Argentina	N.Y.C. NEW YORK COLOR LOGO	3			Pending

Argentina	NATURAL GLOW	3	1626582	2/14/1997	Registered

Argentina	SALLY HANSEN	3	1771836	1/25/2000	Ren. Of 1,367,206

Aruba	HARD AS NAILS		12046	1/1/1986	Registered

Aruba	LIP QUENCHER		12044	1/1/1986	Registered

Aruba	SALLY HANSEN		12043	1/1/1986	Registered

Australia	BE-LONG		259232	6/8/1972	Renewed 1993

Australia	CORN SILK		208545	3/6/1967	Renewed 2001

Australia	HARD AS NAILS		253401	11/4/1971	Renewed 1993

Australia	LA CROSS (#1)	8	52809	4/6/2029	Renewed 1999

Australia	LIP QUENCHER		281872	9/19/1974	Renewed 1996

Australia	LS CROSS (#2)	21	249821	4/6/2029	Renewed 1999

Country	Trademark	Class	Registration No.	Registration Date	Status
Australia	N.Y.C. NEW YORK COLOR LOGO	3			Pending

Australia	N.Y.C. NEW YORK COLOR LOGO	3			Pending

Australia	NAIL PROTIN		555249	5/2/1991	Renewed 1998

Australia	NATURE GLOW		307754	6/2/1977	Registered

Australia	NEW LENGTHS		430927	7/31/1985	Renewed 1992

Australia	NUTRI-TONIC		76512	5/25/1940	Renewed 1996

Australia	SALLY HANSEN		247402	4/2/1971	Renewed 1992

Australia	SALLY HANSEN HARD AS NAILS	3	80714	8/27/1975	Registered

Australia	WAVAL THERMAL		198385	11/4/1965	Renewed 1987

Austria	HARD AS NAILS		87626	3/6/1978	Registered

Austria	SALLY HANSEN		70323	10/27/1971	Registered

Bahamas	HARD AS NAILS		13287	4/5/1989	(NF) Registered

Bahamas	SALLY HANSEN		13282	4/5/1989	Registered

Bahrain	SALLY HANSEN	3			Pending

Barbados	SALLY HANSEN		81/9318	10/13/1999	Registered

Belarus	N.Y.C. NEW YORK COLOR LOGO	3	19623	7/27/2004	Registered

Benelux	CORN SILK		11672	3/5/1971	Renewal in process

Benelux	HARD AS NAILS		39597	10/11/1972	Renewed 1999

Benelux	SALLY HANSEN		373477	5/13/1981	Renewed 1991

Bolivia	FLAME GLOW		51193-A	10/30/1987	Renewed 1997

Bolivia	HARD AS NAILS		50652	11/13/1990	Renewed 2000

Bolivia	SALLY HANSEN		50653	11/13/1990	Renewed 2000

Botswana	HARD AS NAILS (#1)	3	SA11888	2/27/1992	Renewal in process

Botswana	HARD AS NAILS (#2)	3	70/3726	8/24/1970	Renewal in process

Botswana	LA CROSS		3009/57	9/24/1957	Registered

Botswana	NEW LENGTHS		85/0997	11/26/1985	Renewed 1995

Botswana	SALLY HANSEN (#1)	3	5941	10/30/1979	Renewal in process

Country	Trademark	Class	Registration No.	Registration Date	Status
Botswana	SALLY HANSEN (#2)		4197	9/24/1970	Renewal in process

Brazil	CORN SILK				Pending

Brazil	HARD AS NAILS		06698301	6/10/1978	Renewal in Process

Brazil	LA CROSS	8	0650979	2/10/1977	Renewed 1997

Brazil	N.Y.C. NEW YORK COLOR LOGO	3			Pending

Brazil	NATURISTICS	3	818217456	11/5/1996	Registered

Brazil	SALLY HANSEN		740065661	10/27/1971	Renewal in process

Brunei	CORN SILK	3	19394	12/12/1993	Renewed 2000

Canada	ADVANCED CUTICLE REPAIR		597,001	12/9/2003	Renewal Due

Canada	BELONG		153312	9/22/1967	Renewed 1982

Canada	BE-LONG		271933	8/20/1982	Renewed

Canada	BLUSHING BRONZER		543938	4/19/2001	Registered

Canada	CLEAR RIVER MUSK		493580	4/23/1998	Registered

Canada	COLOR FIX		516432	9/16/1999	Registered

Canada	CORN SILK		144355	3/11/1966	Registered

Canada	CUTICLE DEFENSE		509992	3/25/1999	Registered

Canada	CUTICLE ZONE THERAPY		413970	6/25/1993	Registered

Canada	DARE TO BE BARE				App filed 10/27/99

Canada	DRY KWIK		420564	12/20/1993	Registered

Canada	EXTENDED WEAR		551,471	9/25/2001	Registered

Canada	FRIZZ TAMER		406537	12/18/1992	Registered

Canada	HARD AS NAILS		155198	1/26/1968	Renewed 4/97

Canada	HEALING BEAUTY	3	620098	9/20/2004	Registered

Canada	INSTA-DRI	3	623,480	10/25/2004	Registered

Canada	INSTANT FIT NAILS KIT		522,253	1/26/2000	Registered

Canada	KWIK OFF		406539	12/18/1992	Registered

Canada	KWIK-AID		223773	10/21/1977	Renewed 4/92

Canada	LA CROSS (#1)		181/40021	6/12/2026	Renewed

Canada	LA CROSS (#2)		253/54467	6/6/1932	Renewed

Canada	LIP QUENCHER		209186	9/5/1975	Renewed 2004

Canada	LIP QUENCHER (DESIGN)		263369	10/16/1981	Renewed 6/96

Canada	LIP TREAT		252755	11/14/1980	Renewed 2/96

Country	Trademark	Class	Registration No.	Registration Date	Status
Canada	MEGA SHINE		546,403	6/8/2001	Registered

Canada	MICRO DIAMOND		550,095	8/23/2001	Registered

Canada	N.Y.C. NEW YORK COLOR LOGO		612,152	6/4/2004	Registered

Canada	N.Y.C. NEW YORK COLOR LOGO	9, 14,			Just Filed

Canada	NAIL BITER		224275	11/25/1977	Registered

Canada	NAIL PROTEX		399950	7/3/1992	Registered

Canada	NEW LENGTHS		311709	2/28/1986	Renewed 2000

Canada	NO MORE BREAKS		423619	2/25/1994	Registered

Canada	NUTRI-TONIC		188665	2/16/1973	Renewed 6/21/02

Canada	POWER SHIELD		516430	9/16/1999	Registered

Canada	QUENCHER (DESIGN)		260398	7/3/1981	Renewed 4/96

Canada	SALLY HANSEN		154675	12/22/1967	Renewed 4/97

Canada	SALLY HANSEN (IN SCRIPT)		312025	3/7/1986	Renewed

Canada	SALLY HANSEN INSTANT STREN		406976	1/15/1993	Registered

Canada	SALLY HANSEN MAXIMUM GRO		406538	12/18/1992	Registered

Canada	SALLY HANSEN NO CHIP		406977	1/15/1993	Registered

Canada	SCHIAPARELLI (#1)		273775	11/12/1982	Renewed 12/96

Canada	SCHIAPARELLI (#2)		12/3896	11/10/1949	Renewed 1980

Canada	SHOCKING		287084	1/20/1984	Renewed 5/98

Canada	SIMPLY PARADISE		513090	7/22/1999	Registered

Canada	SLEEPING		87/22650	12/28/1945	Intent to Abandon

Canada	SNUFF		441167	3/31/1995	Registered

Canada	SUPER SHINE		420563	12/10/1993	(NF) Registered

Canada	SUPER STRONG	3			Pending

Canada	THICKEN UP		516434	9/16/1999	Registered

Canada	TINI-TWEEZE		548,566	7/24/2001	Registered

Canada	TRIPLE SMOOTH		548,502	7/23/2001	Registered

Canada	TRIPLE STRONG		509991	3/25/1999	Registered

Canada	ULTIMATE SHIELD		505360	12/10/1998	Registered

Chile	BE-LONG	3	614,401	12/26/2001	Re-renewed

Chile	CORN SILK		610,543	11/27/2001	Renewed 2002

Country	Trademark	Class	Registration No.	Registration Date	Status
Chile	DRY KWIK	3	393922	10/5/1992	Registered

Chile	HARD AS NAILS	3	395325	10/26/1992	Registered

Chile	HARD AS NAILS-DESIGN	3	632.515	6/11/2002	Renewed 2003

Chile	KWIK-AID	3	610491	11/27/2001	Renewed 2001

Chile	LA CROSS		614460	12/26/2001	Renewed 2002

Chile	LIP QUENCHER	3	506951	1/12/1988	Renewed 3/98

Chile	NAIL BITER		655.904	1/23/2003	Renewed 2003

Chile	NEW LENGTHS	3	458657	3/18/1996	Registered

Chile	SALLY HANSEN	3	632,516	6/11/2002	Renewed 2003

Chile	SMOOTH NAILS		655.903	1/23/2003	Renewed 2003

Chile	SUPERSHINE		401134	1/28/1993	Renewed

China	CORN SILK		753821	7/7/1995	Registered

China	HARD AS NAILS	3	519520	5/20/1990	Renewed

China	NATURISTICS	3	1124676	11/7/1997	Registered

China	SALLY HANSEN	3	519534	5/20/1990	Renewed

China	SALLY HANSEN (CHINESE #1)	3	1,903,940	10/14/2002	Registered

China	SALLY HANSEN (CHINESE #2)	3	1,903,939	10/14/2002	Registered

Colombia	HARD AS NAILS	3	87283	4/9/1976	Renewed 2002

Colombia	SALLY HANSEN	3	85615	7/31/1975	Renewed 2001

Costa Rica	CORN SILK		36183	10/10/1967	Registered

Costa Rica	HARD AS NAILS		51241	11/10/1976	Renewed 7/96

Costa Rica	LIP QUENCHER	3	51491	1/25/19897	Registered

Costa Rica	SALLY HANSEN (#1)	3	108121	6/24/1998	Registered

Costa Rica	SALLY HANSEN (#2)	3	51119	10/14/1976	Registered

CTM	HARD AS NAILS	3	174789	6/19/1998	Registered

CTM	LA CROSS	3, 8	174730	1/20/1999	Registered

CTM	NATURISTICS	3, 8, 2	174631	8/25/1998	Registered

CTM	QUENCHER	3	174680	6/22/1998	Registered

CTM	SALLY HANSEN	3	174805	11/10/1998	Registered

Cypress	SALLY HANSEN	3	15025	6/14/1973	Renewed 1995

Czech Rep	HARD AS NAILS	3	210710	2/20/1995	Renewed 2004

Czech Rep	SALLY HANSEN	3	198447	3/27/1997	Renewed 2004

Country	Trademark	Class	Registration No.	Registration Date	Status
Denmark	HARD AS NAILS		1625/1962	9/1/1962	Renewed 1992

Denmark	LA CROSS		1699/1958	8/23/1958	Renewed 1998

Denmark	SALLY HANSEN		1451/1963	7/6/1963	Renewed 1993

Dom. Rep.	HARD AS NAILS		22671	2/18/1974	Registered

Dom. Rep.	SALLY HANSEN		22730	3/13/1974	Registered

Ecuador	HARD AS NAILS	3	1481-95	6/7/1990	Renewed 1995

Ecuador	SALLY HANSEN	3	1417-95	6/7/1990	Renewed 1995

Egypt	SALLY HANSEN				(NF) Pending

El Salvador	CORN SILK		241/93	5/24/1982	Renewal in process

El Salvador	HARD AS NAILS	3	42Book91	4/23/1999	Registered

El Salvador	LA CROSS		82Book11	6/23/1992	Renewed 2003

El Salvador	SALLY HANSEN		130	11/10/1976	Renewal in process

European Com	CORN SILK	3			Pending application

European Com	HARD AS NAILS	3	174,789	6/19/1998	Registered

European Com	LA CROSS	3,8	174,730	1/20/1999	Registered

European Com	N.Y.C. NEW YORK COLOR LOGO	3			Pending application

European Com	NATURISTICS	3, 8 &	174,631	6/25/1998	Registered

European Com	QUENCHER	3	174,680	6/22/1998	Registered

European Com	SALLY HANSEN	3	174,805	11/10/1998	Registered

European Com	SALLY HANSEN HEALING BEAUT	3	3,117,082	8/4/2004	Registered

France	HARD AS NAILS		1695518	9/28/1981	Renewed 2001

France	LA CROSS		1489470	9/19/1988	Renewed 1998

France	SALLY HANSEN	3, 5	1389985	1/19/1987	Renewed 1996

Germany	DRY KWIK		1038811	9/24/1982	Renewed

Germany	LA CROSS		1009066	11/3/1980	Renewed 1999

Germany	LA CROSS STAZON (DESIGN)		720085	12/1/1958	Renewed 1998

Country	Trademark	Class	Registration No.	Registration Date	Status
Germany	N.Y.C. NEW YORK COLOR LOGO	3	30022267	8/3/2000	Registered

Germany	SALLY HANSEN BE- LONG (#1)		1117338	2/3/1988	Renewed 1998

Germany	SALLY HANSEN B- LONG (#2)		1027718	1/14/1982	Registered

Germany	SALLY HANSEN DRY KWIK		1136301	3/16/1989	Renewed 1998

Germany	SALLY HANSEN HARD AS NAILS		770552	2/14/1963	Renewed

Germany	SALLY HANSEN HARD AS NAILS		773248	5/8/1963	Renewed 2001

Germany	SALLY HANSEN MEND-A-NAIL	3	1172705	2/27/1991	Renewed 2000

Germany	SALLY HANSEN SMOOTH NAIL (		1027719	1/14/1982	Renewed

Germany	SALLY HANSEN SMOOTH NAIL (		1117339	2/3/1988	Renewed 1998

Germany	SALLY HANSEN SUPER SHINE		1117337	2/3/1988	Renewed 1998

Germany	SALLY HANSEN SUPER SHINE (#		1027720	1/14/1982	Renewed

Greece	HARD AS NAILS		27822	9/17/1962	Renewed

Greece	REJUVIA	3, 5	57585	10/21/1976	Renewed 1996

Greece	SALLY HANSEN		61900	7/17/1980	Renewed 1998

Greece	SALLY HANSEN (#2)		27890	10/17/1962	Renewed

Guatemala	CORN SILK		98949	9/22/1999	Renewed

Guatemala	HARD AS NAILS	3	60993/356/	6/4/1990	Renewed 2000

Guatemala	LA CROSS	8	97305	10/8/1999	Registered

Guatemala	LIP QUENCHER	3	68151/501/	11/26/1992	Registered

Guatemala	SALLY HANSEN	3	35728/34/8	10/30/1978	Renewed 2004

Haiti	SALLY HANSEN		392/111	9/8/1997	Registered

Honduras	CORN SILK		40059	6/15/1982	Renewed 2002

Honduras	HARD AS NAILS		52865	10/1/1990	Renewed 2000

Honduras	LA CROSS				Pending

Honduras	NATURAL GLOW				Pending

Honduras	PROPA P.H.		30840	5/4/1982	Registered

Honduras	SALLY HANSEN		52866	10/1/1990	Renewed 2000

Hong Kong	FLAME-GLO		831/77	9/7/1976	Renewed 1997

Country	Trademark	Class	Registration No.	Registration Date	Status
Hong Kong	LIP QUENCHER		437/78	6/22/1976	Renewed 1997

Hong Kong	N.Y.C. NEW YORK COLOR LOGO		B11952 of	1/12/2000	Registered

Hong Kong	NATURAL GLOW BY NATURISTI	3	8167/97	12/21/1994	Renewed 2001

Hong Kong	SALLY HANSEN		1379/77	9/26/1977	Renewed 1997

Hong Kong	SALLY HANSEN HARD AS NAILS		1548/77	10/28/1977	Renewed 1997

Hong Kong	SALLY HANSEN NEW LENGTHS		779/89	11/7/1987	Renewed 1994

Iceland	SALLY HANSEN	3	848/1993	11/24/1993	Renewed 2004

India	HARD AS NAILS	3	504690	2/1/1989	Renewed 2003

India	SALLY HANSEN		504551	1/30/1989	Renewed 2003

Indonesia	CORN SILK		332334	4/24/1995	Registered

Indonesia	LA CROSS	8	312496	8/20/1982	Renewal in process

Indonesia	LA CROSS	21	312.494	8/20/1992	Renewal in process

Indonesia	LA CROSS	10	312,495	8/20/1992	Renewal in process

Indonesia	NATURISTICS	3	379732	4/25/1996	Registered

Indonesia	SALLY HANSEN		362902	12/10/1986	Renewed 1996

Ireland	CORN SILK		99464	8/24/1981	Renewed 2002

Ireland	HARD AS NAILS		112180	10/23/1980	Renewed

Ireland	HARD AS NAILS (DESIGN)		112181	10/23/1980	Renewed

Ireland	LA CROSS	8	113907	7/8/1982	Renewed 2003

Ireland	LIP QUENCHER	3	90044	6/10/1976	Renewed 1998

Ireland	NEW LENGTHS	3	117219	7/4/1985	Renewed 1992

Ireland	REJUVIA	3	113908	7/8/1982	Renewed 1991

Ireland	SALLY HANSEN (#1)	3	80188	12/17/1974	Renewed 1992

Ireland	SALLY HANSEN (#2)		113910	7/1/1983	Renewed 2004

Ireland	SALLY HANSEN (#3)		113911	7/1/1983	Renewed 2004

Country	Trademark	Class	Registration No.	Registration Date	Status
Ireland	SALLY HANSEN HARD AS NAILS	3	88763	2/27/1980	Renewed 1996

Ireland	SALLY HANSEN KWIK AID	3	113905	7/8/1982	Renewed 2003

Ireland	SALLY HANSEN LONG ‘N STRONG	3	113902	7/8/1982	Renewed 2003

Ireland	SALLY HANSEN NAIL SMOOTHE	3	113903	7/8/1982	Renewed 2003

Ireland	SALLY HANSEN PROTECT-A-NAIL	3	112179	10/23/1980	Renewed

Ireland	SALLY HANSEN SCRIPT	3	113899	7/8/1983	Renewed 2003

Ireland	SALLY HANSEN SUPER SHINE	3	113901	7/8/1982	Renewed 2003

Israel	HARD AS NAILS		33468	3/25/1971	Registered

Israel	LA CROSS	8	115459	10/21/1997	Renewed 2004

Israel	N.Y.C. NEW YORK COLOR LOGO		134,306	4/3/2001	Registered

Israel	SALLY HANSEN		33470	3/25/1971	Renewed 1992

Italy	CORN SILK		697,098	12/18/1996	Renewal in process

Italy	HARD AS NAILS		606480	10/22/1990	Renewal in process

Italy	LIP QUENCHER	3	762011	9/27/1982	Renewed 1996

Italy	PROPA P.H.		734269	7/28/1981	Renewed 1997

Italy	SALLY HANSEN	3	624756	6/16/1994	Renewal in process

Jamaica	SALLY HANSEN		30052	7/2/1996	Renewal in process

Japan	CORN SILK		1571445	3/28/1983	Renewed 2003

Japan	FLAME GLOW		1996504	11/20/1987	Renewed 1997

Japan	HARD AS NAILS		1352234	10/31/1978	Renewed 1998

Japan	HARD AS NAILS (KATAKANA)		1814814	10/31/1985	(NF) Registered

Japan	LA CROSS	8	4219203	12/11/1998	Registered

Japan	LIP QUENCHER				Pending (check sta

Japan	N.Y.C. NEW YORK COLOR LOGO	3	4,496,207	8/3/2001	Registered

Japan	NATURAL GLOW BY NATURISTI		3314315	5/30/1997	Registered

Country	Trademark	Class	Registration No.	Registration Date	Status
Japan	NATURISTICS		2710901	10/31/1995	Registered

Japan	NEW LENGTHS (#1)		2117985	2/21/1989	Renewed 1999

Japan	NEW LENGTHS (#2)	3	2258138	8/30/1990	Renewed 2000

Japan	SALLY HANSEN (#1)		1846913	3/26/1986	(NF) Registered

Japan	SALLY HANSEN (#2)		2432201	7/31/1992	Renewed

Japan	SALLY HANSEN (#3)		3198564	9/30/1996	(NF) Registered

Japan	SALLY HANSEN (#4)				(NF) Pending

Japan	SALLY HANSEN (IN KATAKANA) (	3	1696173	6/21/1984	Renewed 2004

Japan	SALLY HANSEN (IN KATAKANA) (	3	1782217	6/25/1985	Registered

Japan	SALLY HANSEN (IN KATAKANA) (	3	4032468	7/25/1997	Registered

Japan	SALLY HANSEN HARD AS NAILS	3	1418998	5/30/1980	Re-Renewed 2000

Japan	SALLY HANSEN MAXIMUM GRO		2314769	6/28/1991	Renewed

Japan	SALLY HANSEN MEGA SHINE IN	3			Pending application

Japan	SALLY HANSEN NAIL PROTEX IN	3			Pending application

Jordan	HARD AS NAILS	3	27922	1/3/1990	Renewed 1997

Jordan	SALLY HANSEN		27657	1/3/1990	Renewed 1997

Kazakhstan	N.Y.C. NEW YORK COLOR LOGO	3	15522	9/3/2003	Registered 2004

Korea	HARD AS NAILS		208739	1/25/1991	Renewed 2001

Korea	SALLY HANSEN	3	199144	8/28/1990	Renewed 2000

Korea	SALLY HANSEN IN ENG. & KOREAN	3			Pending

Kuwait	HARD AS NAILS	3	22306	1/31/1990	Renewed

Kuwait	SALLY HANSEN		22305	1/31/1990	Renewed

Latvia	HARD AS NAILS	3	M53707	8/20/2004	Registered

Latvia	LA CROSS	3	M53798	8/20/2004	Registered

Latvia	SALLY HANSEN	3	M53706	8/20/2004	Registered

Lebanon	PROPA P.H.	3	69,343	7/3/1996	Renewed

Lebanon	SALLY HANSEN		70172	9/17/1996	Registered

Lesotho	HARD AS NAILS		LSM/91/00	4/18/1991	Renewed 2003

Country	Trademark	Class	Registration No.	Registration Date	Status
Lesotho	SALLY HANSEN	3	90/01569	10/24/1979	Renewed in 2002

Malawi	HARD AS NAILS	3	148/82	5/24/1982	Renewed 1989

Malawi	LA CROSS	8	149/82	5/24/1982	Registered

Malawi	SALLY HANSEN (#1)	3	152/82	5/24/1982	Renewed 1991

Malawi	SALLY HANSEN(#2)	8	153/82	5/24/1982	Renewed 1991

Malaysia	CORN SILK		93/08798	11/9/1993	Renewed

Malaysia	FLAME GLOW				Pending (check sta

Malaysia	HARD AS NAILS		M/B68297	4/22/1975	(NF) Registered

Malaysia	LA CROSS	8	91/06290	10/5/1991	Registered

Malaysia	NATURISTICS				Pending (check sta

Malaysia	NUTRI-TONIC				Pending (check sta

Malaysia	QUENCHER		91/05972	9/26/1991	(NF) Registered

Malaysia	REJUVIA		91/05970	9/26/1991	(NF) Registered

Malaysia	SALLY HANSEN (#1)		14273	6/6/1975	Renewed 1997

Malaysia	SALLY HANSEN (#2)	3	19026	5/31/1975	Renewed 1996

Malaysia	SALLY HANSEN (IN SCRIPT)		68296	4/22/1975	Renewed 1996

Mauritius	HARD AS NAILS		A24/99	5/19/1982	Registered

Mauritius	LA CROSS		A24/100	5/19/1982	Registered

Mauritius	SALLY HANSEN		A24/97	5/19/1982	Registered

Mexico	BE-LONG	3	465420	6/30/1994	Renewal pending

Mexico	CORN SILK		422991	9/30/1992	Renewed

Mexico	DRY KWIK	3	443971	10/11/1993	Renewed 2004

Mexico	HARD AS NAILS		509540	11/8/1995	Renewed

Mexico	KWIK-AID	3	443646	10/6/1993	Renewed 2004

Mexico	LA CROSS (#1)	8	400458	10/7/1991	Renewed

Mexico	LA CROSS (#2)	8	512866	12/12/1995	Registered

Mexico	LA CROSS (#4)	8			Pending

Mexico	LA CROSS (#5)		360963	4/10/1989	Renewed 2004

Mexico	LIP QUENCHER		416998	6/24/1992	Renewed

Country	Trademark	Class	Registration No.	Registration Date	Status
Mexico	N.Y.C. NEW YORK COLOR LOGO	3	668927	8/28/2000	Registered

Mexico	NATURISTICS		435201	6/3/1993	Renewed 2003

Mexico	NEW LENGTHS	3	443647	10/6/1993	Renewed 2004

Mexico	NEW YORK COLOR	3			Pending

Mexico	NO MORE BREAKS		443972	10/11/1993	Renewed 2004

Mexico	SALLY HANSEN	3	490929	5/3/1995	Renewal pending

Mexico	SALLY HANSEN INSTANT STRENGTH	3	443973	10/11/1993	Renewed 2004

Mexico	SALLY HANSEN MAXIMUM GRO	3	446496	11/15/1993	Renewed 2004

Mexico	SALLY HANSEN NO CHIP	3	443974	10/11/1993	Renewed 2004

Mexico	SALLY HANSEN PROFESSIONAL	21	493188	5/26/1995	Renewal in process

Mexico	SALLY HANSEN PROFESSIONAL	8	493189	5/26/1995	Renewal in process

Mexico	SALLY HANSEN PROFESSIONAL	3	493187	5/26/1995	Renewal in process

Mexico	SUPERSHINE	3	503491	9/12/1995	Renewed 2004

Mexico	TRIPLE STRONG	3	571964	2/27/1998	Registered

Morocco	HARD AS NAILS	3	64032	9/29/1997	Registered

Morocco	SALLY HANSEN		64031	9/29/1997	Registered

Namibia	HARD AS NAILS	3	91/0352	4/9/1991	Renewed

Namibia	NEW LENGTHS	3	85/1053	11/19/1995	Renewed 1995

Namibia	SALLY HANSEN	3	79/841	6/29/1979	Renewed 2004

Netherlands-Antilles	HARD AS NAILS		02872	9/21/1971	(NF) Renewed 200

Netherlands-Antilles	LIP QUENCHER		02870	8/23/1977	Renewed 2002

Netherlands-Antilles	SALLY HANSEN		02871	9/21/1971	Renewed 2002

New Zealand	CORN SILK		78955	6/30/1966	Renewal in process

New Zealand	HARD AS NAILS		98100	9/1/1971	Registered

New Zealand	LIP QUENCHER		116093	6/22/1976	Renewed 1997

New Zealand	NATURISTICS	3	248260	4/19/1995	Renewed (2001)

Country	Trademark	Class	Registration No.	Registration Date	Status
New Zealand	NEW LENGTHS		159605	7/8/1985	Renewed 1992

New Zealand	SALLY HANSEN		98099	9/1/1971	Renewed 1992

Nicaragua	CORN SILK	3	22811	6/5/1970	Renewed

Nigeria	LIP QUENCHER		28384	6/24/1976	Renewed 1997

Norway	HARD AS NAILS		86957	1/18/1973	Renewed 2003

Norway	SALLY HANSEN		87382	2/22/1973	Renewed 2003

Pakistan	HARD AS NAILS		101720	3/6/1989	Renewed 1997

Pakistan	SALLY HANSEN		101721	3/6/1989	Renewed 1996

Panama	CORN SILK	3	25020	7/1/1980	Renewed in process

Panama	FLAME-GLO		20180	1/21/1976	Renewed 1996

Panama	FRIZZ TAMER	3	68025	4/3/1995	Registered

Panama	HARD AS NAILS		16784	8/29/1972	Renewal filed

Panama	LA CROSS (#1)	8	62029	7/17/1992	Renewed 2004

Panama	LA CROSS (#2)	3	61464	2/18/1994	Renewed 2004

Panama	LIP QUENCHER		61467	2/3/1994	Renewed 2004

Panama	NATURAL GLOW		81019	5/28/1996	Registered

Panama	NEW LENGTHS	3	39642	8/4/1986	Renewed 1996

Panama	SALLY HANSEN	8	32188	11/1/1972	Renewed 1992

Paraguay	HARD AS NAILS	3	225,577	6/2/2000	Renewed

Paraguay	SALLY HANSEN	3	225,645	6/2/2000	Renewed

Peru	HARD AS NAILS		43375	2/11/1982	Renewed 2001

Peru	LA CROSS	8	96391	3/25/1992	Renewed 2002

Peru	SALLY HANSEN	3	96529	4/7/1992	Renewed 2003

Philippines	CORN SILK	3			Pending

Philippines	CORN SILK & DESIGN	3			Pending

Philippines	HARD AS NAILS	3	46220	8/25/1989	Affidavit in process

Philippines	N.Y.C. NEW YORK COLOR	3			Pending

Country	Trademark	Class	Registration No.	Registration Date	Status
Philippines	N.Y.C. NEW YORK COLOR LOGO	3			Pending

Philippines	N.Y.C. NEW YORK COLOR LOGO	3			Pending

Philippines	SALLY HANSEN	3	45936	8/7/1989	Affidavit in process

Poland	HARD AS NAILS	3	81373	3/9/1992	Renewed 2003

Poland	NATURAL GLOW	3	111,461	12/13/1999	Registered

Poland	SALLY HANSEN	3	80118	3/9/1992	Renewal in process

Portugal	HARD AS NAILS		185694	10/17/1978	Renewal in process

Portugal	LA CROSS		161203	4/12/1960	Renewed 2000

Portugal	SALLY HANSEN	3	185936	11/17/1981	Declaration of Intent

Puerto Rico	CORN SILK		24726	5/20/1983	Registered

Puerto Rico	CORN SILK (& DESIGN)		24727	5/20/1983	Registered

Puerto Rico	HARD AS NAILS (#1)		21949	4/26/1979	Renewal in process

Puerto Rico	LA CROSS		22009	4/26/1979	Renewed

PUERTO RICO	N.Y.C. NEW YORK COLOR LOGO	3	58361	10/5/2004	Registered

Puerto Rico	NATURAL GLOW	3	30994-A	7/29/1992	Renewed 2003

Puerto Rico	NATURISTICS (#1)	4	30995	10/5/1992	Registered

Puerto Rico	NATURISTICS (#2)	6	30996	10/5/1992	Registered

Puerto Rico	NUTRI-TONIC		21951	4/26/1979	Renewed

Puerto Rico	ORAJEL PERIOSEPTIC	5	35972	2/24/1995	Renewal in process

Puerto Rico	SALLY HANSEN		21952	4/26/1979	Renewed

Puerto Rico	SALLY HANSEN PROFESSIONAL	8	35889	2/9/1995	Renewal in process

Puerto Rico	SALLY HANSEN PROFESSIONAL	3	35887	2/9/1995	Renewal in process

Puerto Rico	SALLY HANSEN PROFESSIONAL	21	35890	2/9/1995	Renewal in process

Romania	SALLY HANSEN	3	22351	12/8/1994	Renewal pending

Russia	HARD AS NAILS		86747	10/16/1989	Renewed 1999

Russia	LA CROSS	8			Pending

Russia	SALLY HANSEN	3	86748	10/16/1989	Renewed 1999

Sabah	HARD AS NAILS		19027	5/31/1975	Registered

Sarawak	HARD AS NAILS		14274	6/6/1975	Registered

Country	Trademark	Class	Registration No.	Registration Date	Status
Saudi Arabia	SALLY HANSEN	3	315/34	7/26/1994	Registered

Singapore	CORN SILK		T93/07750	6/30/1966	Renewed 2004

Singapore	HARD AS NAILS	3	T74/60629	4/22/1974	Renewed 2004

Singapore	LIP QUENCHER	3	T87/00460	2/4/1974	Renewed 2004

Singapore	N.Y.C. NEW YORK COLOR LOGO	3	T00/05291	3/31/2000	Registered

Singapore	SALLY HANSEN	3	T74/60626	4/22/1974	Renewed 2004

Slovak Rep	HARD AS NAILS	3	181693	8/14/1998	Renewal in process

Slovak Rep	SALLY HANSEN	3	181692	8/14/1998	Renewal in process

South Africa	HOURS LONGER	3	79/5905	11/7/1979	Renewed 1999

South Africa	SALLY HANSEN	3	78/1086	3/6/1978	Renewed 1997

South Africa	BE-LONG		72/0628	1/24/1972	Renewed 2001

South Africa	CORN SILK (#1)		65/2799	7/14/1965	Registered

South Africa	CORN SILK (#2)		70/4734	10/2/1970	Renewed

South Africa	LA CROSS		57/3009	9/24/1957	Renewed

South Africa	LIP QUENCHER		76/3141	6/23/1976	Renewed

South Africa	MEND-A-NAIL		72/0627	1/24/1972	Renewed

South Africa	NAIL BITER		76/3608	7/15/1976	Renewed 1996

South Africa	NEW LENGTHS	3	85/4920	7/8/1985	Renewed 1995

South Africa	REJUVIA	3	76/3450	7/7/1976	Renewed

South Africa	SALLY HANSEN	3	B70/4197	10/4/1971	Renewed 2003

South Africa	SALLY HANSEN PROFESSIONAL	3	95/00437	1/17/1995	Renewed 2004

South Africa	SUPER SHINE	3	79/5904	11/7/1979	Renewed 1999

South Africa	TWO TO BLUSH	3	79/5908	11/7/1979	Renewed

Spain	CORN SILK		1797781	1/7/1994	Renewed 2004

Country	Trademark	Class	Registration No.	Registration Date	Status
Spain	HARD AS NAILS		550187	10/21/1978	Re-Renewal due

Spain	NATURISTICS				Pending

Spain	PROPA P.H.		926101	11/30/1979	Renewed 2000

Spain	SALLY HANSEN (#2)	3	2108440	8/4/1997	Registered

Swaziland	HARD AS NAILS	3	105/1911	4/22/1991	Renewal in process

Swaziland	SALLY HANSEN	3	426/1979	9/24/1970	Renewal in process

Switzerland	HARD AS NAILS		316753	11/9/1981	Renewed 2001

Switzerland	SALLY HANSEN		324691	3/20/1983	(NF) Registered

Taiwan	HARD AS NAILS	3	278934	4/15/1985	Renewal in process

Taiwan	LA CROSS		361135	12/15/1987	Registered

Taiwan	LIP QUENCHER		376234	9/16/1987	Registered

Taiwan	N.Y.C. NEW YORK COLOR LOGO	3	988,812	6/16/2002	Registered

Taiwan	SALLY HANSEN	3	278931	4/15/1985	Renewal in process

Thailand	NATURISTICS	3	86601	2/24/1998	Registered

Thailand	SALLY HANSEN (#1)	3	68579	5/16/1979	Renewed 7/99

Thailand	SALLY HANSEN (#2)		12288	2/6/1990	Renewed 2004

Thailand	SALLY HANSEN HARD AS NAILS		92649	6/3/1999	Registered for 10 y

Transkei	NEW LENGTHS	3	85/0991	11/27/1985	Renewed 1995

Trinidad	SALLY HANSEN		21655	3/28/1995	Registered

Turkey	SALLY HANSEN	3	2003/24696	9/17/2003	Pending

UAE	SALLY HANSEN	3	18527	9/21/1998	Registered

UK	BRONZ SILK		1523350	1/11/1993	Renewed 1/00 for

UK	CORN SILK		1160480	8/29/1981	Renewed

UK	FLAME-GLO		986240	1/20/1972	Renewed

UK	HARD AS NAILS (#1)	3	1062704	5/11/1976	Renewed

UK	HARD AS NAILS (#2)	3	922491	3/15/1968	Renewed 2003

UK	HARD AS NAILS (#3)	3	922492	3/15/1968	Renewed 2003

UK	LIP QUENCHER	3	1063088	5/18/1976	Renewed 1997

UK	N.Y.C. NEW YORK COLOR LOGO	3	2226237	3/17/2000	B&W and Color co

Country	Trademark	Class	Registration No.	Registration Date	Status
UK	SALLY HANSEL LONG’N STRONG		1080294	6/27/1977	Renewed 1998

UK	SALLY HANSEN		980888	9/24/1971	Renewed

UK	SALLY HANSEN (IN SCRIPT) (#1)		1062705	5/11/1976	Renewed 1997

UK	SALLY HANSEN (IN SCRIPT) (#2)		1137933	7/29/1980	Renewed

UK	SALLY HANSEN (IN SCRIPT) (#3)		1156980	7/8/1981	Renewed in 2002

UK	SALLY HANSEN NEW LENGTHS	3	1239468	4/10/1985	Renewed 1992

UK	SALLY HANSEN PROTECT-A-NAIL		1047875	6/9/1975	Renewed

UK	SALLY HANSEN SUPER SHINE		1080293	6/27/1977	Renewed

Ukraine	HARD AS NAILS	3	9925	6/30/1998	Renewed 2004

Ukraine	N.Y.C. NEW YORK COLOR LOGO	3	37,652	2/16/2004	Registered 2004

Ukraine	SALLY HANSEN	3	9924	6/30/1998	Renewed 2004

Uruguay	HARD AS NAILS	3	322,221	6/15/2000	Renewal of 232.72

Uruguay	SALLY HANSEN		268489	2/29/1984	Renewed 2004

Venda	NEW LENGTHS	3	85/0857	11/25/1985	Renewed 1995

Venezuela	CORN SILK		53774	12/5/1967	Renewal in process

Venezuela	DRI-KWIK	3	100369	8/20/1982	Renewal in process

Venezuela	LA CROSS	8	113189	8/21/1985	Renewal in process

Venezuela	LIP QUENCHER		87921	9/13/1978	Renewal in process

Venezuela	NATURISTICS	3			Pending

Venezuela	SALLY HANSEN		76020-F	5/24/1974	Renewal in process

Venezuela	SALLY HANSEN HARD AS NAILS	3	113188-F	8/21/1985	Renewal in process

Venezuela	SALLY HANSEN MEND- A-NAIL		112219	12/17/1984	Renewal in process

Venezuela	SUPER SHINE	3	100497	8/30/1982	Renewal in process

Vietnam	HARD AS NAILS		7744	11/20/1992	Renewed 2003

Vietnam	SALLY HANSEN	3	7138	12/29/1992	Renewed 2003

Country	Trademark	Class	Registration No.	Registration Date	Status
Zambia	HARD AS NAILS	3	150/82	5/24/1982	Registered

Zambia	LA CROSS		151/82	5/26/1984	Registered

Zambia	SALLY HANSEN (#1)	8	154/82	5/26/1982	Renewed 1989

Zambia	SALLY HANSEN (#2)		155/82	5/26/1982	(NF) Registered

Zimbabwe	SALLY HANSEN	3	904/80	8/15/1980	Renewed

8. Foreign Registrations and Applications of Del Pharmaceuticals, Inc.

Country	Trademark	Class	Registration No.	Registration Date	Status
Andorra	ORAJEL	5	1143	12/16/1996	Registered

Argentina	ORAJEL		1717314	1/27/1999	Registered

Aruba	ARTHRICARE		19032	3/16/1998	Registered

Aruba	ORAJEL	5			Pending

Australia	ORAJEL		255364	1/24/1972	Renewed 1992

Bahamas	ORAJEL	3	13286	4/5/1989	Registered

Barbados	ORAJEL	5	81/8321	2/18/1999	Registered

Benelux	BABY ORAJEL		377063	10/14/1981	Renewed 2002

Benelux	ORAJEL		377064	10/14/1981	Renewed 2002

Bermuda	ORAJEL		31508	2/18/2000	Registered

Bolivia	ORAJEL		83261	3/8/2001	Registered

Botswana	ORAJEL		BW/M/98/0	2/10/1998	Registered

Brazil	ORAJEL		816730512	10/10/1995	Registered

Canada	ARTHRICARE		414177	7/2/1993	Registered

Canada	AURO		121356	3/3/1961	Renewed 1975

Canada	AURO-DRI		512914	7/16/1999	Registered

Canada	BABY ORAJEL		275139	12/24/1982	Renewed 1997

Canada	BOIL-EASE		227239	4/14/1978	Registered

Canada	DERMAREST		371574	8/3/1990	Renewed 2004

Canada	DETANE		272111	8/27/1982	Renewed 11/96

Canada	DIABETAID	5			Pending

Canada	DIAPERGUARD		406824	1/8/1993	Registered

Canada	DON’T		120665	12/30/1960	Intent to Abandon

Canada	DOUBLE ICE		406187	12/11/1992	Registered

Canada	DRICORT		452082	12/22/1995	Registered

Canada	GENTLE NATURALS	5			Pending

Country	Trademark	Class	Registration No.	Registration Date	Status
Canada	N.Y.C. NEW YORK COLOR LOGO	9,14			Pending

Canada	OFF-EZY		341418	6/10/1988	Renewal pending

Canada	ORAJEL (#2)		515,547	8/26/1999	Registered

Canada	ORA-JEL (WITH THE HYPHEN)		108353	10/12/1957	Re-Renewed 2001

Canada	ORA-JEL (WITH THE HYPHEN)		163859	7/11/1969	Renewed 1985

Canada	ORAJEL DENTURE		508218	2/22/1999	Registered

Canada	ORAJEL MOUTH-AID		406936	1/15/1993	Registered

Canada	ORAJEL PERIOSEPTIC		456312	3/29/1996	Registered

Canada	PRONTO		376489	11/30/1990	(NF) Registered

Canada	PROPA P.H.		145609	6/3/1966	Registered

Canada	RECOVER		215032	7/23/1976	Registered

Canada	TANAC		188295	2/2/1973	Re-renewed 6/21/0

Canada	TRIPTONE		408157	2/12/1993	Registered

Chile	ARTHRICARE		551351	10/28/1999	Registered for 10 y

Chile	BOIL-EASE		369803	3/19/1980	Renewed 1991

Chile	ORAJEL	5	607630	11/8/2001	Registered

Chile	ORA-JEL (WITH THE HYPHEN)		628,206	4/19/2002	Renewed 2003

China	ORAJEL	5	760312	8/14/1995	Registered

Colombia	ORAGEL (APPLN FROM BUSSIE)	5	271,069	2/7/2003	Registered

Colombia	ORAJEL	5	276,486	9/30/2003	Registered

Colombia	ORA-JEL	5	279,189	9/30/2003	Registered

Costa Rica	ORAJEL		81839	1/7/1993	Renewed 2003

CTM	ORAJEL	5	165449	11/30/1998	Registered

Dom. Rep.	ORAJEL	5	111,947	4/30/2000	Registered

Ecuador	ORAJEL	5	2037-97	8/6/1997	Registered

Egypt	ORAJEL	5	82709	3/28/1992	Re-Renewed

France	ORAJEL	5	1368896	8/28/1986	Renewed 1996

Germany	ORAJEL		1109525	8/4/1987	Renewed 2004

Germany	PROPA P.H.		985669	5/21/1979	Renewed 1996

Greece	ORAJEL	5	108437	4/3/1992	Renewed 2001

Guatemala	ORAJEL				(NF) Pending

Country	Trademark	Class	Registration No.	Registration Date	Status
Honduras	ARTHRICARE				Pending

Honduras	ORAJEL		66923	12/17/1996	Registered

Hong Kong	ORAJEL	5	1156/88	12/15/1986	Registered

Hungary	ORAJEL		163580	2/8/2001	Registered

India	ORAJEL	5			Pending

Indonesia	ORAJEL	5	417511	1/23/1989	Renewed 1999

Indonesia	PROPA P.H.	3	288203	2/18/1993	Registered

Ireland	ORAJEL	5	70539	5/25/1966	Renewed

Israel	BABY ORAJEL		78580	1/6/1994	Renewed 1997

Israel	ORAJEL		27611	4/10/1969	Renewed in 2002

Israel	PROPA P.H.	5	78581	2/2/1994	Registered

Israel	TANAC	5	78582	2/2/1994	Registered

Italy	ORAJEL		449904	11/14/1997	Registered

Italy	TANAC		733653	9/29/1986	Renewed 1997

Japan	BABY ORAJEL		4152339	6/5/1998	Registered

Japan	ORAJEL		4152338	6/5/1998	Registered

Japan	ORAJEL (IN KATAKANA)	5	2248538	7/30/1990	Renewal in process

Japan	PROPA P.H.		1289289	8/9/1977	Registered

Japan	PROPA P.H. (IN KATAKANA)		1348684	9/29/1978	Renewed 1998

Korea	DETANE	5	484,216	12/26/2000	Registered

Korea	DIAPER GUARD		263104	5/17/1993	Renewed 2003

Korea	ORADEL				Pending

Korea	ORAGEL				(NF) Pending

Korea	ORAGEL (IN ROMAN CHARACTERS	5	556,320	8/13/2003	Registered

Korea	ORAJEL	5			Pending

Korea	ORAJEL	5			Pending

KOREA	ORAJEL (IN KOREAN CHARACTERS	5	556,321	8/13/2003	Registered

Lebanon	ORAJEL				(NF) Pending

Lesotho	ORAJEL				(NF) Pending

Liechtenstein	CALTRIM		3168	9/8/1970	Registered

Malaysia	ORAJEL		92/01679	3/18/1992	Renewed 1999

Mexico	ARTHRICARE	5			Pending

Mexico	DIABETAID	5	852017	9/21/2004	Registered

Country	Trademark	Class	Registration No.	Registration Date	Status
Mexico	GENTLE NATURALS	5

Mexico	ORAJEL		531406	9/23/1996	Registered

Mexico	PRONTO	5	555886	6/6/1997	Renewed 2003

Namibia	ORAJEL		96/0611	5/24/1996	Registered

Netherlands-Antilles	ARTHRICARE		2869	12/13/2001	Renewed

Netherlands-Antilles	ORAJEL	5	02868	8/15/2001	Renewed

Netherlands-Antilles	PRONTO	5	08487	4/8/2002	Registered

New Zealand	ORAJEL	5	174686	9/7/1987	Renewed 1994

New Zealand	ORAJEL (LOGO)	5	270161	11/28/1996	Renewal pending

Pakistan	ORAJEL	5	103062	7/6/1989	Renewed 1996

Panama	ORAJEL		50679	2/21/1990	Renewed 2000

Paraguay	ORAJEL	5	181318	10/13/1995	Registered

Peru	ORAJEL	5	100,394	10/12/1986	Renewal in process

Philippines	ORAJEL	5			Pending

Philippines	PROPA P.H. (#2)		4-1997-117	10/18/2001	Registered

Poland	ORAJEL	5	78160	3/9/1992	Renewal in process

Poland	PROPA P.H.	5	80117	3/9/1992	Renewed 2003

Puerto Rico	COVERMED	5	36454	5/19/1995	Registered

Puerto Rico	ORAJEL	5	44.398	12/23/1998	Registered

Puerto Rico	ORA-JEL	5	21946	4/26/1979	Renewed

Puerto Rico	PROPA P.H.		23514	6/10/1981	Renewed 2003

Russia	ORAJEL	5	131752	10/1/1993	Renewed 2004

Saudi Arabia	ORAJEL		254/29	2/25/1992	Renewed

Saudi Arabia	PRONTO		254/30	2/25/1992	Renewed 2002

Singapore	ORAJEL	5	T89/01797	3/29/1989	Renewed 2003

South Africa	DERMAREST		88/4833	6/20/1988	Renewed 1998

South Africa	ORAJEL	5	96/04813	4/11/1996	Registered

South Africa	ORA-JEL	5	67/0510	2/13/1967	Registered

Country	Trademark	Class	Registration No.	Registration Date	Status
South Africa	PRONTO		88/4834	6/20/1988	Renewed 1998

South Africa	RECOVER		75/3465	7/4/1975	Renewed 1995

South Africa	TANAC	5	95/08445	7/3/1995	Registered

Spain	BABY ORAJEL		1693103	3/27/1992	Renewed 2003

Spain	ORAJEL	5	1928652	10/28/1994	Renewed 2004

Spain	ORA-JEL		488411	2/27/1967	Tax paid 3/97; renew

Swaziland	ORAJEL	5	533/96	8/2/1996	Registered

Sweden	ORAJEL	5	365779	2/27/2004	Registered

Switzerland	CALTRIM		376332	10/7/1989	Registered

Switzerland	NIX-NAP		379145	1/12/1990	Registered

Switzerland	ORAJEL	5	429421	3/24/1995	Renewed 2004

Taiwan	ORAJEL	5	136041	9/6/1980	Renewed

Thailand	ORAJEL	5	62402	9/2/1987	Renewed 1997

Trinidad	ORAJEL	5	30412	1/11/2001	Registered

Turkey	ORAJEL	5	124,447	1/25/2001	Registered

UK	ORAJEL		893046	4/12/1966	Renewed

UK	PROPA P.H. (#1)	5	1100795	8/30/1978	Renewed

Ukraine	ORAJEL	5	12120	9/6/1994	Renewed 2004

Uruguay	ORAJEL	5	284690	4/3/1997	Registered

Venezuela	ORAJEL	5			Pending

Venezuela	ORA-JEL	5	86549	5/3/1978	Renewal in process

Vietnam	ORAJEL		6087	9/18/1992	Renewed 2002

B. Trademarks Licenses

1. Trademarks Licensed by Del Laboratories, Inc. as Licensor

Party	Date of Agreement	Brief Description
Del Laboratories (Canada) Inc.	01/01/2000	Use of Del Laboratories (U.S.) Inc.’s Canadian marks in Canada

2. Trademarks Licensed by Del Pharmaceuticals, Inc. as Licensor

Party	Date of Agreement	Brief Description
Imyu Corporation	04/01/1990	Use of PROPA P.H. mark in Japan, Indonesia and Thailand

Signal Investment & Management Co.	05/12/1998	Use of CORN SILK and BRONZ SILK marks in the United Kingdom

Del Pharmaceuticals (Canada) Inc.	01/01/2000	Use of Del Pharmaceuticals (U.S.) Inc.’s Canadian marks in Canada

Schedule 7

COMMERCIAL TORT CLAIMS

None.

Annex I

to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                     , 200  , made by                                 , a                                  corporation (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

RECITALS

A. DLI Acquisition Corp., the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of January [    ], 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

B. In connection with the Credit Agreement, DLI Acquisition Corp., Del Laboratories, Inc. and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of January [    ], 2005 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Agents and the Lenders;

C. WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

D. WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly guarantees the Borrower Obligations as set forth in Section 2 thereof, grants the Administrative Agent, for the benefit of the Secured Parties, a security interest in its property as set forth in Section 3 thereof, and assumes all other obligations and liabilities of a Grantor set forth therein. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                     * to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE

*	Refer to each Schedule which needs to be supplemented.

LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 8.1, 8.3, 8.4, 8.5, 8.7, 8.8, 8.9, 8.10, 8.12, 8.13 AND 8.16 OF THE GUARANTEE AND COLLATERAL AGREEMENT SHALL APPLY WITH LIKE EFFECT TO THIS ASSUMPTION AGREEMENT, AS FULLY AS IF SET FORTH AT LENGTH HEREIN.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex II

to

Guarantee and Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of January [    ], 2005 (the “Agreement”), made by the Grantors parties thereto for the benefit of JPMorgan Chase Bank, N.A., as Administrative Agent. The undersigned agrees for the benefit of the Agents and the Lenders as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it with respect to all actions that may be required of it pursuant to Section 6.3(a) or 6.7 of the Agreement.

[NAME OF ISSUER]

By
Title

Address for Notices:

Fax:

Annex III

to

Guarantee and Collateral Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of January 27, 2005 (as amended, supplemented or otherwise modified from time to time, the “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

A. DLI Acquisition Corp., a Delaware corporation (the “Borrower”) and DLI Holding II Corp., a Delaware corporation, (“Holdings”), have entered into a Credit Agreement, dated as of January 27, 2005 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), with the banks, financial institutions and other entities (the “Lenders”) from time to time party thereto, J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., as joint lead arrangers and joint bookrunners, Bear Stearns Corporate Lending Inc., as syndication agent, Deutsche Bank Securities Inc., as co-agent and documentation agent and the Administrative Agent.

B. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of January 27, 2005 in favor of the Administrative Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”). Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement or the Guarantee and Collateral Agreement, as applicable.

C. Under the terms of the Guarantee and Collateral Agreement, the Grantors have granted a security interest in certain Property, including, without limitation, certain Intellectual Property of the Grantors to the Administrative Agent for the benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to all of the following, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations (as defined in the Guarantee and Collateral Agreement):

(a) (i) all United States trademarks, service marks, trade names, domain names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, and all registrations of and applications to register the foregoing (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051) and any new renewals thereof, including each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and dilutions thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements and dilutions thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(b) (i) all United States patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified on Schedule 1, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto (collectively, the “Patents”);

(c) (i) all United States copyrights, whether or not the underlying works of authorship have been published, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including each registration identified on Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto (collectively, the “Copyrights”);

(d) any and all proceeds of the foregoing.

SECTION 2. Recordation. Each Grantor authorizes and requests that the United States Register of Copyrights or the United States Commissioner of Patents and Trademarks, as applicable, record this Intellectual Property Security Agreement.

SECTION 3. Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4. Governing Law. This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

SECTION 5. Conflict Provision. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement shall govern.

IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

STATE OF	)
	:	ss.:
COUNTY OF	)

On this      day of                     , 20    , before me personally appeared                         , proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted executed the instrument.

Notary Public

My commission expires:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Schedule 1

United States Trademarks

United States Patents

United States Copyrights